EXHIBIT 99.3
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE
UNITED DOMINION REALTY, L.P.
AUDITED FINANCIAL STATEMENTS FILED AS PART OF THIS REPORT
SCHEDULE FILED AS PART OF THIS REPORT

Page
Schedule III — Summary of Real Estate Owned	28
UNAUDITED INTERIM FINANCIAL STATEMENTS FILED AS PART OF THIS REPORT
All other schedules are omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
United Dominion Realty, L.P.
We have audited the accompanying consolidated balance sheets of United Dominion Realty, L.P. (the “Partnership”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, partners’ capital and comprehensive income and cash flows for each of the three years in the period ended December 31, 2009. Our audits also included the financial statement schedule — Schedule III Real Estate Owned. These financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with United States generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.
/s/ Ernst & Young LLP
Denver, Colorado
September 30, 2010

UNITED DOMINION REALTY, L.P.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)

	December 31,
	2009	2008

ASSETS

Real estate owned:
Real estate held for investment	$3,640,888	$3,569,239
Less: accumulated depreciation	(717,892)	(552,369)

Total real estate owned, net of accumulated depreciation	2,922,996	3,016,870
Cash and cash equivalents	442	3,590
Restricted cash	6,865	5,371
Deferred financing costs, net	8,727	6,849
Notes receivable due from third party	—	200,000
Other assets	22,037	22,171

Total assets	$2,961,067	$3,254,851

LIABILITIES AND CAPITAL

Secured debt	$1,122,198	$851,901
Note payable due to General Partner	71,547	86,249
Real estate taxes payable	8,561	8,259
Accrued interest payable	933	238
Security deposits and prepaid rent	13,728	13,540
Distributions payable	32,642	214,307
Deferred gains on the sale of depreciable property	63,838	63,838
Accounts payable, accrued expenses, and other liabilities	25,872	33,769

Total liabilities	1,339,319	1,272,101

Capital:
Partners’ capital:
Operating partnership units: 179,909,408 OP units outstanding at December 31, 2009 (166,163,187 OP units outstanding at December 31, 2008):
General partner: 110,883 OP units outstanding at December 31, 2009 (102,410 at December 31, 2008)	1,456	1,452
Limited partners: 179,798,525 OP units outstanding at December 31, 2009 (166,060,777 OP units outstanding at December 31, 2008)	2,199,450	2,349,247
Accumulated other comprehensive loss	(3,153)	(4,874)

Total partners’ capital	2,197,753	2,345,825
Receivable due from General Partner	(588,185)	(375,124)
Non-controlling interest	12,180	12,049

Total capital	1,621,748	1,982,750

Total liabilities and capital	$2,961,067	$3,254,851

See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit data)

	Years Ended December 31,
	2009	2008	2007

REVENUES
Rental income	$353,056	$336,674	$297,094
Non-property income:
Other income	5,695	13,106	150

Total revenues	358,751	349,780	297,244

EXPENSES
Rental expenses:
Real estate taxes and insurance	43,031	38,939	34,630
Personnel	27,344	26,591	23,689
Utilities	17,236	15,667	14,427
Repair and maintenance	17,355	17,231	15,311
Administrative and marketing	7,522	7,394	7,115
Property management	9,709	9,259	8,170
Other operating expenses	4,868	4,400	1,342
Real estate depreciation and amortization	166,773	154,584	115,806
Interest expense:
Interest on secured debt	48,519	41,643	31,335
Interest on note payable due to General Partner	5,028	5,028	4,120
General and administrative	16,886	19,081	23,033
Other depreciation and amortization	—	327	329

Total expenses	364,271	340,144	279,307

(Loss)/income from operations	(5,520)	9,636	17,937
Net gain on the sale of depreciable property to a joint venture	—	—	98,433

(Loss)/income from continuing operations	(5,520)	9,636	116,370
Income from discontinued operations	1,475	489,272	78,060

Consolidated net (loss)/income	(4,045)	498,908	194,430
Net income attributable to non-controlling interests	(131)	(1,188)	(742)

Net (loss)/income attributable to OP unitholders	$(4,176)	$497,720	$193,688

Earnings per OP unit- basic and diluted:
(Loss)/income from continuing operations attributable to OP unitholders	$(0.03)	$0.06	$0.70
Income from discontinued operations	$0.01	$2.94	$0.47
(Loss)/income attributable to OP unitholders	$(0.02)	$3.00	$1.17

Weighted average OP units outstanding	178,817	166,163	166,174
See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except for unit data)
(unaudited)

	Year ended December 31,
	2009	2008	2007

Operating Activities
Consolidated net (loss)/income	$(4,045)	$498,908	$194,430
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	166,773	154,911	158,863
Net gain on the sale of depreciable property	(1,475)	(475,249)	(143,408)
Write off of bad debt	2,216	1,439	1,927
Amortization of deferred financing costs and other	2,195	1,766	1,408
Changes in operating assets and liabilities:
Decrease/(increase) in operating assets	(3,340)	(3,463)	1,033
Decrease in operating liabilities	(4,991)	(9,652)	(1,526)

Net cash provided by operating activities	157,333	168,660	212,727

Investing Activities
Proceeds from sales of real estate investments, net	—	879,930	404,240
Proceeds from note receivable	200,000	—	—
Acquisition of real estate assets (net of liabilities assumed) and initial capital expenditures	—	(713,649)	(236,944)
Capital expenditures and other major improvements — real estate assets, net of escrow reimbursement	(70,372)	(84,288)	(92,227)

Net cash provided by investing activities	129,628	81,993	75,069

Financing Activities
Net repayments and distributions to UDR, Inc.	(550,392)	(319,478)	(150,162)
Proceeds from the issuance of secured debt	340,608	292,120	—
Payments on secured debt	(64,455)	(204,205)	(125,886)
Payment of financing costs	(4,073)	(3,639)	(121)
Contributions from limited partner	—	—	320
Repurchase of Out-Performance Partnership Units	—	(524)	(335)
Distributions paid to non-affiliated partnership unitholders	(11,797)	(11,424)	(11,663)

Net cash used in financing activities	(290,109)	(247,150)	(287,847)

Net (decrease)/increase in cash and cash equivalents	(3,148)	3,503	(51)
Cash and cash equivalents, beginning of year	3,590	87	138

Cash and cash equivalents, end of year	$442	$3,590	$87

Supplemental Information:
Interest paid during the year, net of amounts capitalized	$46,029	$41,929	$42,918
Non-cash transactions:
Issuance of note receivable upon the disposition of real estate	$—	$200,000	$—
Secured debt assumed at acquisition	—	95,705	36,193
See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL AND COMPREHENSIVE INCOME
(In thousands)

			UDR, Inc.		Out-Performance	Accumulated Other	Total	Receivable due
	Class A Limited	Limited	Limited	General	Partnership	Comprehensive	Partnership	from General	Non-Controlling
	Partner	Partners	Partner	Partner	Shares	Income/(Loss)	Equity	Partner	Interest	Total

Balance, January 1, 2007	$51,430	$204,216	$1,947,905	$1,391	$52,464	$—	$2,257,406	$(257,963)	$10,119	$2,009,562

Distributions	(2,150)	(7,265)	(197,733)	(135)	(2,063)	—	(209,346)	—	—	(209,346)

Issuances- Series E OPPS	—	—	—	—	320	—	320	—	—	320

OPPS Unit Conversion- Series A	—	50,313	—	—	(50,313)	—	—			—

Repurchases	—	—	—	—	(335)	—	(335)	—	—	(335)

OP Unit Redemptions for common shares of UDR	—	(27,451)	27,451	—	—	—	—	—	—	—

Distribution of community to UDR	—	—	(9,329)	—	—	—	(9,329)	—	—	(9,329)

Adjustment to reflect limited partners’ capital at redemption value	(19,155)	(86,875)	106,030	—	—	—	—	—	—	—

Net and comprehensive income	1,989	6,722	182,943	125	1,909	—	193,688	—	742	194,430
Net change in receivable due from General Partner	—	—	—	—	—	—	—	3,707		3,707

Balance, December 31, 2007	32,114	139,660	2,057,267	1,381	1,982	—	2,232,404	(254,256)	10,861	1,989,009

Distributions	(3,719)	(13,067)	(361,879)	(236)	—	—	(378,901)	—	—	(378,901)

Repurchases	—	—	—	—	(524)	—	(524)	—	—	(524)

OP Unit Redemptions for common shares of UDR	—	(29,136)	29,136	—	—	—	—	—	—	—
Adjustment to reflect limited partners’ capital at redemption value	(10,949)	(35,863)	46,812	—	—	—	—	—	—	—

Other comprehensive income/(loss):

Unrealized loss on derivative financial instruments	—	—	—	—	—	(4,874)	(4,874)	—	—	(4,874)

Net income	4,864	17,091	475,458	307	—	—	497,720	—	1,188	498,908

Total comprehensive income/(loss)	4,864	17,091	475,458	307	—	(4,874)	492,846	—	1,188	494,034

Net change in receivable due from General Partner							—	(120,868)		(120,868)

Balance, December 31, 2008	22,310	78,685	2,246,794	1,452	1,458	(4,874)	2,345,825	(375,124)	12,049	1,982,750

Distributions	(2,328)	(3,600)	(146,954)	(94)	—	—	(152,976)	—	—	(152,976)

Issuance of OP Units through Special Dividend	1,568	5,691	—	100	—		7,359	153,611		160,970

Forfeitures- OPPS units	14	34	1,409	1	(1,458)	—	—	—	—	—

OP Unit Redemptions for common shares of UDR	—	(23,308)	23,308	—	—	—	—	—	—	—

Adjustment to reflect limited partners’ capital at redemption value	7,274	12,218	(19,492)	—	—	—	—	—	—	—

Other comprehensive income/(loss):

Unrealized gain on derivative financial instruments	—	—	—	—	—	1,721	1,721	—	—	1,721

Net loss	(41)	(98)	(4,034)	(3)	—	—	(4,176)	—	131	(4,045)

Total comprehensive income	(41)	(98)	(4,034)	(3)	—	1,721	(2,455)	—	131	(2,324)

Net change in receivable due from General Partner							—	(366,672)		(366,672)

Balance, December 31, 2009	$28,797	$69,622	$2,101,031	$1,456	$—	$(3,153)	$2,197,753	$(588,185)	$12,180	$1,621,748

See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
1. CONSOLIDATION AND BASIS OF PRESENTATION
Organization and formation
United Dominion Realty, L.P. (“UDR, L.P.”, the “Operating Partnership”, “we” or “our”) is a Delaware limited partnership, that owns, acquires, renovates, develops, redevelops, manages, and disposes of multifamily apartment communities generally located in high barrier-to-entry markets located in the United States. The high barrier-to-entry markets are characterized by limited land for new construction, difficult and lengthy entitlement process, expensive single-family home prices and significant employment growth potential. UDR, L.P. is a subsidiary of UDR, Inc. (“UDR” or the “General Partner”) , a real estate investment trust under the Internal Revenue Code of 1986, and through which UDR conducts a significant portion of its business. During the years ended December 31, 2009, 2008, and 2007, revenues of the Operating Partnership represented of 58%, 59%, and 59% of the General Partner’s consolidated revenues. At December 31, 2009, the Operating Partnership’s apartment portfolio consisted of 81 communities located in 19 markets consisting of 23,351 apartment homes.
Interests in UDR, L.P. are represented by Operating Partnership Units (“OP Units”). The Operating Partnership’s net income is allocated to the partners, which is initially based on their respective distributions made during the year and secondly, their percentage interests. Distributions are made in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. (the “Operating Partnership Agreement”), on a per unit basis that is generally equal to the dividend per share on UDR’s common stock, which is publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “UDR”.
There were 179,909,408 OP units in the Operating Partnership outstanding as of December 31, 2009 of which, 173,922,816 or 96.7% were owned by UDR and affiliated entities and 5,986,592 or 3.3%, which were owned by non-affiliated limited partners. As of December 31, 2008, there were 166,163,187 OP units in the Operating Partnership outstanding, of which, 158,839,408 or 95.6% were owned by UDR and affiliated entities and 7,323,779 or 4.4%, which were owned by non-affiliated limited partners. See Note 9, Capital Structure.
As sole general partner of the Operating Partnership, UDR owned 110,883 and 102,410 general partnership interest or .06% in the Operating Partnership as of December 31, 2009 and 2008, respectively. At December 31, 2009 and 2008, there were 179,798,525 and 166,060,777, respectively, OP units outstanding of limited partnership interest, of which 1,751,671 and 1,617,815, respectively, were Class A Limited Partnership OP units. UDR owned 173,811,933 or 96.7% and 158,736,998 or 95.5% at December 31, 2009 and 2008, respectively. The remaining 5,986,592 or 3.3% and 7,323,779 or 4.4% OP units outstanding of limited partnership interest were held by non- affiliated partners at December 31, 2009 and 2008, respectively, of which 1,751,671 and 1,617,815, respectively, were Class A Limited Partnership units.
Basis of presentation
The accompanying Consolidated Financial Statements consists of the Operating Partnership and its subsidiaries. Profits and losses are allocated in accordance with the terms of the Operating Partnership agreement. All significant intercompany accounts and transactions have been eliminated in consolidation.
2. SIGNIFICANT ACCOUNTING POLICIES
Recent Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (“SFAS 168”). Effective for our financial statements issued for interim and annual periods commencing with the quarterly period ended September 30, 2009, the FASB Accounting Standards Codification (“Codification” or “ASC”) is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all then-existing, non-SEC accounting and reporting standards. In the FASB’s view, the Codification does not change GAAP, and therefore the adoption of SFAS 168, now referred to as FASB ASC 105, Generally Accepted Accounting Principles, did not have an effect on our consolidated financial position, results of operations or cash flows. However, where we have referred to specific authoritative accounting literature, both the Codification and pre-Codification GAAP literature are disclosed.

FASB ASC 810, Consolidation (formerly SFAS 160, “Non-controlling Interests in Consolidated Financial Statements- an amendment of Accounting Research Bulletin 51 (“Consolidated Financial Statements”)” establishes accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements. Consolidated net income should include the net income for both the parent and the non-controlling interest with disclosure of both amounts on the consolidated statement of operations. The Operating Partnership adopted this standard, effective January 1, 2009. There was no impact to net loss attributable to unit holders.
FASB ASC 820, Fair Value Measurements and Disclosures (formerly SFAS 157, “Fair Value Instruments” and FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157”) (“Topic 820”) defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurement. Topic 820 applies to other accounting pronouncements that require or permit fair value measurements but does not require any new fair value measurements. The adoption of Topic 820 for financial assets and liabilities, as of January 1, 2008, did not have a material impact on our financial position or operations. Topic 820 delayed the effective date of Topic 820’s fair value measurement requirements for nonfinancial assets and liabilities that are not required or permitted to be measured at fair value on a recurring basis. Fair value measurements identified in Topic 820 was effective for our fiscal year beginning January 1, 2009 and did not have an impact on our consolidated financial position, results of operations or cash flows.
FASB ASC 805, Business Combinations (formerly SFAS 141R, “Business Combinations”) became effective for fiscal years beginning after December 15, 2008. This standard establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This standard also provides guidance for recognizing and measuring the goodwill acquired in the business combination, recognizing assets acquired and liabilities assumed arising from contingencies, and determining what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The adoption of this guidance could materially impact our future consolidated financial position and results of operations depending on UDR, L.P.’s acquisition activity as certain acquisition costs that have historically been capitalized as part of the basis of the real estate and amortized over the real estate’s useful life will now be expensed as incurred. This guidance did not have a material impact on our financial statements during the year ended December 31, 2009.
FASB ASC 815, Derivatives (formerly SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”) (“Topic 815”), effective for our fiscal year beginning January 1, 2009, presents disclosure requirements to enhance the financial statement user’s understanding of: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Topic 815 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The standard did not have any impact on our consolidated financial position, results of operations or cash flows. However, it requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments. See Note 8, Derivative and Hedging Activity, for these additional disclosures.
In June 2009, the FASB issued SFAS 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”), which (1) addresses the effects of eliminating the qualifying special-purpose entity concept from ASC 860, Transfers and Servicing (formerly SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”), and (2) responds to concerns about the application of certain key provisions of ASC 810, Consolidation (formerly FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities”), including concerns over the transparency of enterprises’ involvement with variable interest entities. SFAS 167 is effective beginning on January 1, 2010. The Operating Partnership does not expect a material impact on our consolidated financial position, results of operations or cash flows as a result of the new guidance.

In August 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-05, “Measuring Liabilities at Fair Value” (“ASU 2009-05”), which provides amendments to Topic 820. ASU 2009-05 provides additional guidance clarifying the measurement of liabilities at fair value. ASU 2009-05 was effective in the fourth quarter 2009 for a calendar year entity. This guidance did not have a material impact on our consolidated financial position, results of operations or cash flows during the year ended December 31, 2009.
The Operating Partnership adopted certain accounting guidance within ASC Topic 740, Income Taxes, with respect to how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. The guidance requires the accounting and disclosure of tax positions taken or expected to be taken in the course of preparing the Operating Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Management of the Operating Partnership is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which include federal and certain states. The Operating Partnership has no examinations in progress and none are expected at this time.
Management of the Operating Partnership has reviewed all open tax years and major jurisdictions and concluded the adoption of the new accounting guidance resulted in no impact to the Operating Partnership’s financial position or results of operations. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns.
Use of estimates
The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the financial statements and the amounts of revenues and expenses during the reporting periods. Actual amounts realized or paid could differ from those estimates. Certain previously reported amounts have been reclassified to conform to the current financial statement presentation.
Discontinued operations
For properties accounted for under FASB ASC 360, Property, Plant and Equipment (formerly SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”) (“Topic 360”), the results of operations for those properties sold during the year or classified as held-for-sale at the end of the current year are classified as discontinued operations in the current and prior periods. Further, to meet the discontinued operations criteria, the Operating Partnership or related parties will not have any significant continuing involvement in the ownership or operation of the property after the sale or disposition. Once a property is deemed as held-for-sale, depreciation is no longer recorded. However, if the Operating Partnership determines that the property no longer meets the criteria for held-for-sale, the Company will recapture any unrecorded depreciation on the property (see Note 4, Discontinued Operations for further discussion).
Real estate
Real estate assets held for investment are carried at historical cost and consist of land, buildings and improvements, furniture, fixtures and equipment and other costs incurred during their development, acquisition and redevelopment.
Expenditures for ordinary repair and maintenance costs are charged to expense as incurred. Expenditures for improvements, renovations, and replacements related to the acquisition and/or improvement of real estate assets are capitalized and depreciated over their estimated useful lives if the expenditures qualify as a betterment or the life of the related asset will be substantially extended beyond the original life expectancy.
The Operating Partnership purchases real estate investment properties and allocates the purchase price to the tangible and identifiable intangible assets acquired based on their estimated fair value. The primary, although not only, identifiable intangible asset associated with our portfolio is the value of existing lease agreements. When allocating cost to an acquired community, we first allocate costs to the estimated intangible value of the existing lease agreements and then to the estimated value of the land, building and fixtures assuming the community is vacant. The Operating Partnership estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. Depreciation on the building is based on the expected useful life of the asset and the in-place leases are amortized over their remaining contractual life.

Quarterly or when changes in circumstances warrant, UDR, L.P. will assess our real estate portfolio for indicators of impairment. In determining whether the Operating Partnership has indicators of impairment in our real estate assets, we assess whether the long-lived asset’s carrying value exceeds the community’s undiscounted future cash flows, which is representative of projected NOI plus the residual value of the community. Our future cash flow estimates are based upon historical results adjusted to reflect our best estimate of future market and operating conditions and our estimated holding periods. If such indicators of impairment are present and the carrying value exceeds the undiscounted cash flows of the community, an impairment loss is recognized equal to the excess of the carrying amount of the asset over its estimated fair value. Our estimates of fair market value represent our best estimate based upon industry trends and reference to market rates and transactions.
For long-lived assets to be disposed of, impairment losses are recognized when the fair value of the asset less estimated cost to sell is less than the carrying value of the asset. Properties classified as real estate held for disposition generally represent properties that are actively marketed or contracted for sale with the closing expected to occur within the next twelve months. Real estate held for disposition is carried at the lower of cost, net of accumulated depreciation, or fair value, less the cost to dispose, determined on an asset-by-asset basis. Expenditures for ordinary repair and maintenance costs on held for disposition properties are charged to expense as incurred. Expenditures for improvements, renovations, and replacements related to held for disposition properties are capitalized at cost. Depreciation is not recorded on real estate held for disposition.
Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which are 35 years for buildings, 10 to 35 years for major improvements, and 3 to 10 years for furniture, fixtures, equipment, and other assets. As of December 31, 2009 and 2008, the value of our net intangible assets which are reflected in “Other assets” was $4.8 million and $6.4 million, respectively. As of December 31, 2009 and 2008, the value of our net intangible liabilities which are reflected in “Accounts payable, accrued expenses, and other liabilities” was $3.6 million and $3.8 million in our Consolidated Balance Sheets. The balances are being amortized over the remaining life of the respective intangible.
All development and redevelopment projects and related carrying costs are capitalized during periods in which activities necessary to get the property ready for its intended use are in progress. As each building in a project is completed and becomes available for lease-up, the Operating Partnership ceases capitalization and the assets are depreciated over their estimated useful lives. The costs of projects which include interest, real estate taxes, insurance, and allocated development overhead related to support costs for personnel working directly on the development site are capitalized during the construction period. During 2009, 2008, and 2007, total interest capitalized pertaining to redevelopment projects and land held for future development was $444,000, $580,000, and $1.0 million, respectively.
Cash and cash equivalents
Cash and cash equivalents consist of cash on hand and demand deposits with financial institutions. Restricted cash consists of escrow deposits held by lenders for real estate taxes, insurance and replacement reserves, and security deposits.
Derivative financial instruments
The General Partner utilizes derivative financial instruments to manage interest rate risk and will generally designate these financial instruments as a cash flow hedge. Derivative financial instruments associated with the Operating Partnership’s allocation of the General Partner’s debt are recorded on our Consolidated Balance Sheets as either an asset or liability and measured quarterly at their fair value. The changes in fair value for the General Partner’s cash flow hedges allocated to the Operating Partnership that are deemed effective are reflected in other comprehensive income and for non-designated derivative financial instruments in earnings. For cash flow hedges the ineffective component, if any, is recorded in earnings.
Comprehensive income
Comprehensive income, which is defined as all changes in capital during each period except for those resulting from investments by or distributions to partners, is displayed in the accompanying Consolidated Statements of Partners’ Capital and Comprehensive Income. For the year ended December 31, 2009, other comprehensive income consisted of the change in the fair value of the General Partner’s effective cash flow hedges that are allocated to the Operating Partnership.

Income Taxes
The taxable income or loss of the Operating Partnership is reported in the tax returns of the partners. Accordingly, no provision has been made for federal or state income taxes. The Partnership’s tax returns are subject to examination by federal and state taxing authorities. Net income for financial reporting purposes differs from the net income for income tax reporting purposes primarily due to temporary differences, principally real estate depreciation and the tax deferral of certain gains on property sales. The differences in depreciation result from differences in the book and tax basis of certain real estate assets and the differences in the methods of depreciation and lives of the real estate assets.
Revenue and real estate sales gain recognition
Rental income related to leases is recognized on an accrual basis when due from residents in accordance with FASB ASC 840, Leases (formerly SFAS 13 “Accounting for Leases”) and SEC Staff Accounting Bulletin No. 104, “Revenue Recognition”. Rental payments are generally due on a monthly basis and recognized when earned. The Operating Partnership recognizes interest income, management and other fees and incentives when earned, fixed and determinable.
The Operating Partnership accounts for sales of real estate in accordance with FASB ASC 360-20, Real Estate Sales (formerly SFAS 66, “Accounting for Sales of Real Estate”). For sale transactions meeting the requirements for full accrual profit recognition, such as the Operating Partnership no longer having continuing involvement in the property, we remove the related assets and liabilities from our Consolidated Balance Sheets and record the gain or loss in the period the transaction closes. For sale transactions that do not meet the full accrual sale criteria due to our continuing involvement, we evaluate the nature of the continuing involvement and account for the transaction under an alternate method of accounting.
Sales to entities in which we or our General Partner retain or otherwise own an interest are accounted for as partial sales. If all other requirements for recognizing profit under the full accrual method have been satisfied and no other forms of continuing involvement are present, we recognize profit proportionate to the outside interest in the buyer and will defer the gain on the interest we or our General Partner retain. The Operating Partnership will recognize any deferred gain when the property is then sold to a third party. In transactions accounted by us as partial sales, we determine if the buyer of the majority equity interest in the venture was provided a preference as to cash flows in either an operating or a capital waterfall. If a cash flow preference has been provided, we recognize profit only to the extent that proceeds from the sale of the majority equity interest exceed costs related to the entire property.
Earnings per Operating Partnership Unit
Basic earnings per OP Unit is computed by dividing net income/(loss) attributable to general and limited partner unitholders by the weighted average number of general and limited partner units (including redeemable OP Units) outstanding during the year. Diluted earnings per OP Unit reflects the potential dilution that could occur if securities or other contracts to issue OP Units were exercised or converted into OP Units or resulted in the issuance of OP Units and then shared in the earnings of the Operating Partnership. For the years ended December 31, 2009, 2008, and 2007, there were no dilutive instruments, and therefore, diluted earnings per OP Unit and basic earnings per OP Unit are the same.
Non-controlling interests
The noncontrolling interests represent the General Partner’s interests in certain consolidated subsidiaries and are presented in the capital section of the consolidated balance sheets since these interests are not convertible or redeemable into any other ownership interests of the Operating Partnership.
Advertising costs
All advertising costs are expensed as incurred and reported on the Consolidated Statements of Operations within the line item “Administrative and marketing”. During 2009, 2008, and 2007, total advertising expense from continuing and discontinued operations was $2.4 million, $2.6 million, and $4.5 million, respectively.

Allocation of General and Administrative Expenses
The Operating Partnership is charged directly with general and administrative expenses it incurs. The Operating Partnership is also charged with other general and administrative expenses that have been allocated by the General Partner to each of its subsidiaries, including the Operating Partnership, based on each subsidiary’s pro-rata portion of UDR’s total apartment homes. (See Note 6, Related Party Transactions.)
Market concentration risk
Approximately 20.9%, 15.7% and 14.2% of our apartment communities are located in Orange County, California, Metropolitan Washington DC, and San Francisco, California, respectively, based on the carrying value of our real estate portfolio as of December 31, 2009. Therefore, the Partnership is subject to increased exposure (positive or negative) from economic and other competitive factors specific to those markets.
3. REAL ESTATE OWNED
Real estate assets owned by the Operating Partnership consists of income producing operating properties and land held for future development. As of December 31, 2009, the Operating Partnership owned and consolidated 81 communities in 8 states plus the District of Columbia totaling 23,351 apartment homes. The following table summarizes the carrying amounts for our real estate owned (at cost) as of December 31, 2009 and 2008 (dollar amounts in thousands):

	December 31,
	2009	2008

Land	$985,126	$980,648
Depreciable property — held and used
Buildings and improvements	2,525,812	2,470,213
Furniture, fixtures and equipment	108,094	95,872
Land held for future development	21,856	22,506

Investment in real estate	3,640,888	3,569,239
Accumulated depreciation	(717,892)	(552,369)

Investment in real estate, net	$2,922,996	$3,016,870

The Operating Partnership did not have any acquisitions during the year ended December 31, 2009. The following table summarizes the Operating Partnership’s real estate community acquisitions for the year ended December 31, 2008 (dollar amounts in thousands):

				Purchase
Property Name	Market	Acquisition Date	Units	Price (a)

Dulaney Crescent	Baltimore, MD	March 2008	264	$57,690
Delancey at Shirlington Village	Metro D.C.	March 2008	241	85,000
Edgewater	San Francisco, CA	March 2008	193	115,000
Circle Towers	Metro D.C.	March 2008	606	138,378	(b)
Legacy Village	Dallas, TX	March 2008	1,043	118,500
Pine Brook Village II	Orange County, CA	May 2008	296	87,320
Hearthstone at Merrill Creek	Seattle, WA	May 2008	220	38,000
Island Square	Seattle, WA	July 2008	235	112,202
Almaden Lake Village	San Francisco, CA	July 2008	250	47,270

			3,348	$799,360

(a)	The purchase price is the contractual amount paid by UDR LP to the third party and does not include any costs that the Operating Partnership incurred in the pursuit of the property.

(b)	The purchase price does not include the $5.9 million of commercial space acquired in the transaction.
4. DISCONTINUED OPERATIONS
The results of operations for properties sold during the year or designated as held-for-sale at the end of the year are classified as discontinued operations for all periods presented. Properties classified as real estate held for disposition generally represent properties that are actively marketed or contracted for sale with the closing expected to occur within the next twelve months. The application of ASC Topic 360 does not have an impact on net income attributable to unit holders. The application of ASC Topic 360 results in the reclassification of the operating results of all properties sold or classified as held for disposition through December 31, 2009, within the Consolidated Statements of Operations for the years ended December 31, 2009, 2008, and 2007, and the reclassification of the assets and liabilities within the Consolidated Balance Sheets as of December 31, 2009 and 2008, if applicable.
For the year ended December 31, 2009, the Operating Partnership did not dispose of any communities. At December 31, 2009, the Operating Partnership did not have any assets that met the criteria to be included in discontinued operations.
For the year ended December 31, 2008, the Operating Partnership sold 55 communities and recognized gains for financial reporting purposes of $475.2 million on these sales. At December 31, 2008, UDR L.P. did not have any assets that met the criteria to be included in discontinued operations. In conjunction with the sale of these communities, the Operating Partnership received a $200.0 million note (outstanding at December 31, 2008). The note which is secured by a pledge, security agreement and a guarantee from the buyer’s parent entity bears a fixed rate of interest of 7.5% per annum and matures on March 31, 2014, provided however that the master credit facility agreement pursuant to which the buyer financed the acquisition of the properties provides that the buyer will pay or prepay the note on or before the date that is fourteen (14) months after the Initial Closing Date (May 3, 2009) and further that it is an event of default under the master credit facility agreement if the note is not paid in full by June 1, 2009. The Operating Partnership received full payment of the note during the year ended December 31, 2009.
For the year ended December 31, 2007, the Operating Partnership sold 12 communities and recognized gains for financial reporting purposes of $143.4 million on these sales, of which $45.0 million is included in discontinued operations. The remaining $98.4 million of gains recognized, related to the sale of seven additional communities to a joint venture in which the General Partner holds a 20% interest, and is reported as a component of continuing operations. The results of operations for the properties classified as discontinued operations and the interest expense associated with the secured debt on these properties are classified on the Consolidated Statements of Operations in the line item entitled “Income from discontinued operations.”

The following is a summary of income from discontinued operations for the years ended December 31, (dollars in thousands):

	2009	2008	2007

Rental income	$—	$25,338	$148,104

Rental expenses	—	10,150	55,975
Property management fee	—	697	4,073
Real estate depreciation	—	—	42,727
Interest	—	468	11,912
Other expenses	—	—	333

	—	11,315	115,020
Income before net gain on the sale of property	—	14,023	33,084
Net gain on the sale of property	1,475	475,249	44,976

Income from discontinued operations	$1,475	$489,272	$78,060

5. DEBT
Our secured debt instruments generally feature either monthly interest and principal or monthly interest-only payments with balloon payments due at maturity. For purposes of classification in the following table, variable rate debt with a derivative financial instrument designated as a cash flow hedge is deemed as fixed rate debt due to the Operating Partnership having effectively established the interest rate for the underlying debt instrument. Secured debt consists of the following as of December 31, 2009 and 2008 (dollars in thousands):

			2009
	Principal Outstanding		Weighted	Weighted	Number of
	December 31,		Average	Average	Communities
	2009	2008	Interest Rate	Years to Maturity	Encumbered
Fixed Rate Debt
Mortgage notes payable	$230,852	$289,366	5.58%	3.8	6
Tax-exempt secured notes payable	13,325	13,325	5.30%	21.2	1
Fannie Mae credit facilities	587,403	396,154	5.30%	7.1	12

Total fixed rate secured debt	831,580	698,845	5.38%	6.4	19

Variable Rate Debt
Mortgage notes payable	100,590	37,415	2.73%	5.2	4
Tax-exempt secured note payable	27,000	27,000	1.36%	20.2	1
Fannie Mae credit facilities	163,028	88,641	1.99%	6.0	14

Total variable rate secured debt	290,618	153,056	2.19%	7.0	19

Total secured debt	$1,122,198	$851,901	4.55%	6.6	38

As of December 31, 2009, the General Partner has secured revolving credit facilities with Fannie Mae (“FNMA”) with an aggregate commitment of $1.4 billion with $1.2 billion outstanding. The Fannie Mae credit facilities are for an initial term of 10 years, bear interest at floating and fixed rates, and certain variable rate facilities can be extended for an additional five years at the General Partner’s option. There is $950.0 million of the funded balance fixed at a weighted average interest rate of 5.4% and the remaining balance of $249.1 million on these facilities is currently at a weighted average variable rate of 1.7%. There is $750.4 million and $484.8 million of these credit facilities that are allocated to the Operating Partnership at December 31, 2009 and 2008, respectively, based on the ownership of the assets securing the debt.

	December 31, 2009	December 31, 2008
	(dollar amounts in thousands)

Borrowings outstanding	$750,431	$484,795
Weighted average borrowings during the period ended	646,895	409,823
Maximum daily borrowings during the period ended	750,572	484,920
Weighted average interest rate during the period ended	4.6%	5.5%
Weighted average interest rate at the end of the period	4.6%	5.0%
The General Partner will from time to time acquire properties subject to fixed rate debt instruments. In those situations, management will record the secured debt at its estimated fair value and amortize any difference between the fair value and par to interest expense over the life of the underlying debt instrument. The unamortized fair value adjustment of the fixed rate debt instruments on the Operating Partnership’s properties was a net discount of $1.2 million and $1.1 million at December 31, 2009 and December 31, 2008, respectively.
Fixed Rate Debt
Mortgage notes payable. Fixed rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from February 2011 through June 2016 and carry interest rates ranging from 5.03% to 5.94%.
Tax-exempt secured notes payable. Fixed rate mortgage notes payable that secure tax-exempt housing bond issues mature in March 2031 and carry an interest rate of 5.30%. Interest on these notes is payable in semi-annual installments.
Secured credit facilities. At December 31, 2009 and 2008, the General Partner had borrowings against its fixed rate facilities of $950.0 million and $666.6 million, respectively, of which $587.4 million and $396.2 million, respectively, were allocated to the Operating Partnership based on the ownership of the assets securing the debt. As of December 31, 2009, the fixed rate Fannie Mae credit facilities allocated to the Operating Partnership had a weighted average fixed rate of interest of 5.30%.
Variable Rate Debt
Mortgage notes payable. Variable rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from July 2013 through April 2016. The mortgage notes payable interest is based on LIBOR plus some basis points, which translate into interest rates ranging from 1.12% to 3.87% at December 31, 2009.
Tax-exempt secured note payable. The variable rate mortgage note payable that secures tax-exempt housing bond issues matures in March 2030. Interest on this note is payable in monthly installments. The mortgage note payable has an interest rate of 1.36% as of December 31, 2009.
Secured credit facilities. At December 31, 2009 and 2008, the General Partner had borrowings against its variable rate facilities of $249.1 million and $164.5 million, respectively, of which $163.0 million and $88.6 million, respectively, were allocated to the Operating Partnership based on the ownership of the assets securing the debt. As of December 31, 2009, the variable rate borrowings under the Fannie Mae credit facilities allocated to the Operating Partnership had a weighted average floating rate of interest of 1.99%.

The aggregate maturities of the Operating Partnership’s secured debt due during each of the next five calendar years and thereafter are as follows (dollars in thousands):

	Fixed			Variable
	Mortgage	Tax-Exempt	Credit	Mortgage	Tax Exempt	Credit
	Notes	Notes Payable	Facilities	Notes	Notes Payable	Facilities	Total

2010	$2,584	$—	$—	$—	$—	$—	$2,584
2011	47,073	—	36,243	427	—	28,641	112,384
2012	49,771	—	126,849	639	—	48,203	225,462
2013	61,562	—	25,723	38,055	—	—	125,340
2014	—	—	—	640	—	—	640
Thereafter	69,862	13,325	398,588	60,829	27,000	86,184	655,788

Total	$230,852	$13,325	$587,403	$100,590	$27,000	$163,028	$1,122,198

Guarantor to Unsecured Debt
The Operating Partnership is a guarantor on the General Partner’s unsecured credit facility, with an aggregate borrowing capacity of $600 million, and a $100 million term loan. At December 31, 2009, the balance under the unsecured credit facility was $189.3 million.
6. RELATED PARTY TRANSACTIONS
Receivable due from the General Partner
The Operating Partnership participates in the General Partner’s central cash management program, wherein all the Operating Partnership’s cash receipts are remitted to the General Partner and all cash disbursements are funded by the General Partner. In addition, other miscellaneous costs such as administrative expenses are incurred by the General Partner on behalf of the Operating Partnership. As a result of these various transactions between the Operating Partnership and the General Partner, the Operating Partnership had a net receivable balance of $588.2 million and $375.1 million at December 31, 2009 and 2008, respectively, and is reflected as a reduction in capital on the Consolidated Balance Sheets.
Allocation of General and Administrative Expenses
The General Partner performs various general and administrative and other overhead services for the Operating Partnership including legal assistance, acquisitions analysis, marketing and advertising, and allocates these expenses to the Operating Partnership first on the basis of direct usage when identifiable, with the remainder allocated based on its pro-rata portion of UDR’s total apartment homes. During the years ended December 31, 2009, 2008, and 2007, the general and administrative expenses allocated to the Operating Partnership by UDR were $25.9 million, $28.9 million, and $34.9 million, respectively, and are included in “General and Administrative” expenses of the consolidated statements of operations. In the opinion of management, this method of allocation reflects the level of services received from the General Partner.
Guaranty by the General Partner
The General Partner provided a “bottom dollar” guaranty to certain limited partners as part of their original contribution to the Operating Partnership. The guaranty protects the tax basis of the underlying contribution and is reflected on the OP unitholder’s Schedule K-1 tax form. The guaranty was made in the form of a loan from the General Partner to the Operating Partnership at an annual interest rate of 5.83% at December 31, 2009 and 2008. Interest payments are made monthly and the note is due December 31, 2010. At December 31, 2009 and 2008, the note payable due to the General Partner was $71.5 million and $86.2 million, respectively.

7. FAIR VALUE OF DERIVATIVES AND FINANCIAL INSTRUMENTS
Effective January 1, 2008, UDR adopted FASB ASC 820, Fair Value of Measurements and Disclosures (formerly SFAS 157, “Fair Value Measurements”) (“Topic 820”), which defines fair value based on the price that would be received to sell an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:
•	Level 1 — Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.
•	Level 2 — Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.
At December 31, 2009 and December 31, 2008, the fair values of cash and cash equivalents, restricted cash, notes receivable, accounts receivable, prepaids, real estate taxes payable, accrued interest payable, security deposits and prepaid rent, distributions payable and accounts payable approximated their carrying values because of the short term nature of these instruments. The estimated fair values of other financial instruments were determined by the Operating Partnership using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Operating Partnership would realize on the disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.
The Operating Partnership adopted the provisions of FASB ASC 825, Financial Instruments (formerly FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”) on June 30, 2009, which require disclosures about the fair value of financial instruments in interim as well as annual financial statements. The carrying amounts and estimated fair value of the financial instruments that are allocated to the Operating Partnership, where different, as of December 31, 2009 and 2008 are summarized as follows (dollars in thousands):

	December 31,		December 31,
	2009		2008
	Carrying	Estimated	Carrying	Estimated
	Amounts	Fair Value	Amounts	Fair Value

Debt instruments
Secured debt (a)	$1,122,198	$1,136,755	$851,901	$827,043

Derivative contracts (b)
Interest rate swaps	$(3,832)	$(3,832)	$(4,874)	(4,874)
Interest rate caps	1,992	1,992	33	33

(a)	See Note 5, “Debt”

(b)	See Note 8, “Derivatives and Hedging Activity”
We estimate the fair value of our fixed rate debt instruments by discounting the remaining cash flows of the debt instrument at a discount rate equal to the replacement market credit spread plus the corresponding treasury yields. Factors considered in determining a replacement market credit spread include general market conditions, borrower specific credit spreads, and time remaining to maturity, loan-to-value ratios and collateral quality (Level 3).
The General Partner has derivative contracts that are measured and recognized at fair value using the Topic 820 hierarchy. The Operating Partnership is allocated a portion of the derivatives consistent with the allocation of the underlying debt. The derivative contracts are recorded in “Other assets” and in “Accounts payable, accrued expenses and other liabilities” in the Consolidated Balance Sheets for $2.0 million and $3.8 million, and $33,000 and $4.9 million as of December 31, 2009 and 2008, respectively.

The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair values of interest rate options are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.
To comply with the provisions of ASC Topic 820, the Operating Partnership incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Operating Partnership has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
Although the Operating Partnership has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2009, the Operating Partnership has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Operating Partnership has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.
8. DERIVATIVES AND HEDGING ACTIVITY
Risk Management Objective of Using Derivatives
The General Partner is exposed to certain risk arising from both its business operations and economic conditions. The General Partner principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The General Partner manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and through the use of derivative financial instruments. Specifically, the General Partner enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The General Partner’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the General Partner’s known or expected cash receipts and its known or expected cash payments principally related to the General Partner’s investments and borrowings.
Cash Flow Hedges of Interest Rate Risk
The General Partner’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the General Partner primarily uses interest rate swaps and caps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the General Partner making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up front premium.
A portion of the General Partner’s interest rate derivatives have been allocated to the Operating Partnership based on the General Partner’s underlying debt instruments allocated to the Operating Partnership. (See Note 5, Debt.)
The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in “Accumulated Other Comprehensive Income/(Loss)” and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the year ended December 31, 2009, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the year ended December 31, 2009, the Operating Partnership recorded less than $1,000 of ineffectiveness in earnings attributable to reset date and index mismatches between the derivative and the hedged item.
Amounts reported in “Accumulated Other Comprehensive Income/(Loss)” related to derivatives will be reclassified to interest expense as interest payments are made on the General Partner’s variable-rate debt that is allocated to the Operating Partnership. During the year ended December 31, 2009, we estimate that an additional $4.1 million will be reclassified as an increase to interest expense.

As of December 31, 2009, the Operating Partnership had the following outstanding interest rate derivatives designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

	Number of
Interest Rate Derivative	Instruments	Notional
Interest rate swaps	5	$218,815

Interest rate caps	1	$86,180
Derivatives not designated as hedges are not speculative and are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements of FASB ASC 815, Derivatives and Hedging (formerly SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”). Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings and resulted in a gain of $538,000 for the year ended December 31, 2009. As of December 31, 2009, we had the following outstanding derivatives that were not designated as hedges in qualifying hedging relationships (dollar amounts in thousands):

	Number of
Product	Instruments	Notional
Interest rate caps	5	$244,194
Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet
The table below presents the fair value of our derivative financial instruments as well as their classification on the Consolidated Balance Sheets as of December 31, 2009.
Tabular Disclosure of Fair Values of Derivative Instruments (amounts in thousands)

	Asset Derivatives		Liability Derivatives
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
Derivatives designated as hedging instruments under Topic 815

Interest Rate Products	Other Assets	$1,046	Other Liabilities	$3,832

Total derivatives designated as hedging instruments under Topic 815		$1,046		$3,832

Derivatives not designated as hedging instruments under Topic 815

Interest Rate Products	Other Assets	$946	Other Liabilities	$—

Total derivatives not designated as hedging instruments under Topic 815		$946		$—

Tabular Disclosure of the Effect of Derivative Instruments on the Consolidated Statements of Operations
The tables below present the effect of the derivative financial instruments on the Consolidated Statements of Operations for the year ended December 31, 2009 (dollar amounts in thousands):

		Location of Loss	Amount of Gain or
	Amount of Gain or (Loss)	Reclassified from	(Loss) Reclassified from
Derivatives in Topic 815	Recognized in OCI on	Accumulated OCI into	Accumulated OCI into
Cash Flow Hedging	Derivative (Effective	Income (Effective	Income (Effective
Relationships	Portion)	Portion)	Portion)

Interest Rate Products	$(2,676)	Interest expense	$(4,397)

Total	$(2,676)		$(4,397)

		Amount of
		Gain
Derivatives Not Designated as	Location of Gain or (Loss)	Recognized in
Hedging Instruments Under	Recognized in Income on	Income on
Topic 815	Derivative	Derivative

Interest Rate Products	Other income / (expense)	$538

Total		$538

Credit-risk-related Contingent Features
The General Partner has agreements with some of its derivative counterparties that contain a provision where (1) if the General Partner defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the General Partner could also be declared in default on its derivative obligations; or (2) the General Partner could be declared in default on its derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the General Partner’s default on the indebtedness.
Certain of the General Partner ‘s agreements with its derivative counterparties contain provisions where if there is a change in the General Partner’s financial condition that materially changes the General Partner ‘s creditworthiness in an adverse manner, the General Partner may be required to fully collateralize its obligations under the derivative instrument.
The General Partner also has an agreement with a derivative counterparty that incorporates the loan and financial covenant provisions of the General Partner’s indebtedness with a lender affiliate of the derivative counterparty. Failure to comply with these covenant provisions would result in the General Partner being in default on any derivative instrument obligations covered by the agreement.
As of December 31, 2009, the fair value of derivatives in a net liability position that were allocated to the Operating Partnership, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $5.1 million. As of December 31, 2009, the General Partner has not posted any collateral related to these agreements. If the General Partner had breached any of these provisions at December 31, 2009, it would have been required to settle its obligations under the agreements at their termination value of $5.1 million.

9. CAPITAL STRUCTURE
General Partnership Units
The General Partner has complete discretion to manage and control the operations and business of the Operating Partnership, which includes but is not limited to the acquisition and disposition of real property, construction of buildings and making capital improvements, and the borrowing of funds from outside lenders or UDR and its subsidiaries to finance such activities. The General Partner can authorize, issue, sell, redeem or purchase any OP unit or securities of the Operating Partnership without the approval of the limited partners. The General Partner can also approve, with regard to the issuances of OP units, the class or one or more series of classes, with designations, preferences, participating, optional or other special rights, powers and duties including rights, powers and duties senior to limited partnership interests without approval of any limited partners. There were 110,883 and 102,410 of general partnership interest at December 31, 2009 and 2008, respectively, all of which were held by UDR.
Limited Partnership Units
At December 31, 2009 and 2008, there were 179,798,525 and 166,060,777, respectively, OP units outstanding of limited partnership interest, of which 1,751,671 and 1,617,815, respectively, were Class A Limited Partnership OP units. UDR owned 173,811,933 or 96.7% and 158,736,998 or 95.6% at December 31, 2009 and 2008, respectively. The remaining 5,986,592 or 3.3% and 7,323,779 or 4.4% OP units outstanding of limited partnership interest were held by non- affiliated partners at December 31, 2009 and 2008, respectively, of which 1,751,671 and 1,617,815, respectively, were Class A Limited Partnership units.
The limited partners have the right to require the Operating Partnership to redeem all or a portion of the OP units held by the limited partner at a redemption price equal to and in the form of the Cash Amount (as defined in the Operating Partnership Agreement), provided that such OP Units have been outstanding for at least one year. UDR, as general partner of the Operating Partnership may, in its sole discretion, purchase the OP Units by paying to the limited partner either the Cash Amount or the REIT Share Amount (generally one share of common stock of UDR for each OP Unit), as defined in the Operating Partnership Agreement. (Pursuant to the Fourth Amendment to the Operating Partnership Agreement, redemptions related to the Series A Out-Performance Partnership Shares [discussed below] were made on a one for 1.5091 during the period from December 27, 2007 to March 13, 2009.)
The non-affiliated limited partners’ capital is adjusted to redemption value at the end of each reporting period with the corresponding offset against the UDR limited partner capital account based on the redemption rights note above. The aggregate value upon redemption of the then-outstanding OP units held by limited partners was $98.4 million, $101.0 million, and $171.8 million as of December 31, 2009, 2008, and 2007, respectively, based on the value of UDR’s common stock at each period end. Once each OP unit has been redeemed, the redeeming partner has no right to receive any distributions from the Operating Partnership on or after the date of redemption.
Class A Limited Partnership Units
Class A Partnership units have a cumulative annual, non-compounded preferred return, which is equal to 8% based on a value of $16.61 per Class A Limited Partnership Unit.
Holders of the Class A Limited Partnership units exclusively possess certain voting rights. The Operating Partnership may not perform the following without approval of the holders of the Class A Partnership units: (i) increase the authorized or issued amount of Class A Partnership Units, (ii) reclassify any other partnership interest into Class A Partnership Units, (iii) create, authorize or issue any obligations or security convertible into or the right to purchase any Class Partnership Units, without the approval of the holders of the Class A Partnership units, (iv) enter into a merger or acquisition, or (v) amend or modify the Operating Partnership Agreement that affects the rights, preferences or privileges of the Class A Partnership Units.
Allocation of profits and losses
Profit of the Operating Partnership is allocated in the following order: (i) to the General Partner and the Limited Partners in proportion to and up to the amount of cash distributions made during the year, and (ii) to the General Partner and Limited Partners in accordance with their percentage interests. Losses and depreciation and amortization expenses, non-recourse liabilities are allocated to the General Partner and Limited Partners in accordance with their percentage interests. Losses allocated to the Limited Partners are capped to the extent that such an allocation would not cause a deficit in the Limited Partners capital account. Such losses are, therefore, allocated to the General Partner. If any Partner’s capital balance were to fall into a deficit any income and gains are allocated to each Partner sufficient to eliminate its negative capital balance.

Out-Performance Programs
Series A Out-Performance Program
In May 2001, the Board of Directors of UDR approved the Series A Out-Performance Program (the “Series A Program”) pursuant to which certain executive officers and other key officers of UDR (the “Participants”) were given the opportunity to invest indirectly in UDR by purchasing interests in a limited liability company (the “Series A LLC”), the only asset of which is a special class of partnership units of the Operating Partnership (“Series A Out-Performance Partnership Shares” or “Series A OPPSs”), for an initial investment of $1.27 million (the full market value of the Series A OPPS, at inception, as determined by an independent investment banking firm). The Series A Program measured the cumulative total return on UDR’s common stock over a 28-month period beginning February 2001 and ending May 31, 2003.
The Series A Program was designed to provide participants with the possibility of substantial returns on their investment if the cumulative total return on UDR’s common stock, measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period, exceeded the greater of (a) the cumulative total return of the Morgan Stanley REIT Index over the same period; and (b) is at least the equivalent of a 30% total return, or 12% annualized.
At the conclusion of the measurement period on May 31, 2003, UDR’s total return satisfied these criteria. As a result, the Series A LLC as holder of the Series A OPPSs received distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that were received on 1,853,204 OP Units, which distributions and allocations were distributed to the participants on a pro rata basis based on the ownership of the Series A LLC.
Series C Out-Performance Program
In May 2005, the stockholders of UDR approved a new Out-Performance Program and the first series of new Out-Performance Partnership Shares under the program are the Series C Out-Performance Units (the “Series C Program”) pursuant to which certain executive officers and other key employees of UDR (the “Series C Participants”) were given the opportunity to invest indirectly in UDR by purchasing interests in UDR Out-Performance III, LLC, a Delaware limited liability company (the “Series C LLC”), the only asset of which is a special class of partnership units of the Operating Partnership (“Series C Out-Performance Partnership Shares” or “Series C OPPSs”). The purchase price for the Series C OPPSs was determined by the Compensation Committee of UDR’s Board of Directors to be $750,000, assuming 100% participation, and was based upon the advice of an independent valuation expert. UDR’s performance for the Series C Program was measured over the 36-month period from June 1, 2005 to May 30, 2008.
The Series C Program was designed to provide participants with the possibility of substantial returns on their investment if the cumulative total return on UDR’s common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period is at least the equivalent of a 36% total return, or 12% annualized (“Minimum Return”).
At the conclusion of the measurement period, if UDR’s cumulative total return satisfies these criteria, the Series C LLC as holder of the Series C OPPSs will receive (for the indirect benefit of the Series C Participants as holders of interests in the Series C LLC) distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that would be received on the number of OP Units obtained by:
i. determining the amount by which the cumulative total return of UDR’s common stock over the measurement period exceeds the Minimum Return (such excess being the “Excess Return”);
ii. multiplying 2% of the Excess Return by UDR’s market capitalization (defined as the average number of shares outstanding over the 36-month period, including common stock, common stock equivalents and OP Units); and
iii. dividing the number obtained in clause (ii) by the market value of one share of UDR’s common stock on the valuation date, computed as the volume-weighted average price per day of common stock for the 20 trading days immediately preceding the valuation date.
For the Series C OPPSs, the number determined pursuant to (ii) above is capped at 1% of market capitalization.

If, on the valuation date, the cumulative total return of UDR’s common stock does not meet the Minimum Return, then the Series C Participants will forfeit their entire initial investment.
At the conclusion of the measurement period, May 30, 2008, the total cumulative return on UDR’s common stock did not meet the minimum return threshold. As a result, there were no payouts under the Series C OPPSs program and the investment made by the holders of the Series C OPPSs was forfeited.
Series D Out-Performance Program
In February 2006, the Board of Directors of UDR approved the Series D Out-Performance Program (the “Series D Program”) pursuant to which certain executive officers of UDR (the “Series D Participants”) were given the opportunity to invest indirectly in UDR by purchasing interests in UDR Out-Performance IV, LLC, a Delaware limited liability company (the “Series D LLC”), the only asset of which is a special class of partnership units of the Operating Partnership (“Series D Out-Performance Partnership Shares” or “Series D OPPSs”). The Series D Program was part of the New Out-Performance Program approved by UDR’s stockholders in May 2005. The Series D LLC agreed to sell 830,000 membership units unadjusted for the Special Dividend to certain members of UDR’s senior management at a price of $1.00 per unit. The aggregate purchase price of $830,000 for the Series D OPPSs, assuming 100% participation, was based upon the advice of an independent valuation expert. The Series D Program measured the cumulative total return on our common stock over the 36-month period beginning January 1, 2006 and ending December 31, 2008.
The Series D Program was designed to provide participants with the possibility of substantial returns on their investment if the cumulative total return on UDR’s common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period was at least the equivalent of a 36% total return, or 12% annualized (“Minimum Return”).
At the conclusion of the measurement period, if UDR’s cumulative total return satisfied these criteria, the Series D LLC as holder of the Series D OPPSs would receive (for the indirect benefit of the Series D Participants as holders of interests in the Series D LLC) distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that would have been received on the number of OP Units obtained by:
i.	determining the amount by which the cumulative total return of UDR’s common stock over the measurement period exceeds the Minimum Return (such excess being the “Excess Return”);

ii.	multiplying 2% of the Excess Return by UDR’s market capitalization (defined as the average number of shares outstanding over the 36-month period, including common stock, OP Units, common stock equivalents and OP Units); and

iii.	dividing the number obtained in (ii) by the market value of one share of UDR’s common stock on the valuation date, computed as the volume-weighted average price per day of the common stock for the 20 trading days immediately preceding the valuation date.
For the Series D OPPSs, the number determined pursuant to clause (ii) above was capped at 1% of market capitalization.
At the conclusion of the measurement period, December 31, 2008, the total cumulative return on UDR’s common stock did not meet the minimum return threshold. As a result, there were no payouts under the Series D OPPSs program and the investment made by the holders of the Series D OPPSs was forfeited.
Series E Out-Performance Program
In February 2007, the board of directors of UDR approved the Series E Out-Performance Program (the “Series E Program”) pursuant to which certain executive officers of UDR (the “Series E Participants”) were given the opportunity to invest indirectly in UDR by purchasing interests in UDR Out-Performance V, LLC, a Delaware limited liability company (the “Series E LLC”), the only asset of which is a special class of partnership units of the Operating Partnership (“Series E Out-Performance Partnership Shares” or “Series E OPPSs”). The Series E Program was part of the New Out-Performance Program approved by UDR’s stockholders in May 2005. The Series E LLC agreed to sell 805,000 membership units to certain members of UDR’s senior management at a price of $1.00 per unit. The aggregate purchase price of $805,000 for the Series E OPPSs, assuming 100% participation, was based upon the advice of an independent valuation expert. The Series E Program measured the cumulative total return on our common stock over the 36-month period beginning January 1, 2007 and ending December 31, 2009.

The Series E Program was designed to provide participants with the possibility of substantial returns on their investment if the cumulative total return on UDR’s common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period was at least the equivalent of a 36% total return, or 12% annualized (“Minimum Return”).
At the conclusion of the measurement period, if UDR’s cumulative total return satisfied these criteria, the Series E LLC as holder of the Series E OPPSs would receive (for the indirect benefit of the Series E Participants as holders of interests in the Series E LLC) distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that would have been received on the number of OP Units obtained by:
i.	determining the amount by which the cumulative total return of UDR’s common stock over the measurement period exceeds the Minimum Return (such excess being the “Excess Return”);

ii.	multiplying 2% of the Excess Return by UDR’s market capitalization (defined as the average number of shares outstanding over the 36-month period, including common stock, OP Units, common stock equivalents and OP Units); and

iii.	dividing the number obtained in (ii) by the market value of one share of UDR’s common stock on the valuation date, computed as the volume-weighted average price per day of the common stock for the 20 trading days immediately preceding the valuation date.
For the Series E OPPSs, the number determined pursuant to clause (ii) above was capped at 0.5% of market capitalization.
If, on the valuation date, the cumulative total return of UDR’s common stock did not meet the Minimum Return, then the Series E Participants would forfeit their entire initial investment.
At the conclusion of the measurement period, December 31, 2009, the total cumulative return on UDR’s common stock did not meet the minimum return threshold. As a result, there were no payouts under the Series E OPPSs program and the investment made by the holders of the Series E OPPSs was forfeited.
The following table shows OP Units activities and OP units outstanding during the years ended December 31, 2009, 2008, and 2007:

			UDR, Inc.
	Class A Limited	Limited	Limited	General	Out- Performance
	Partner	Partners	Partner	Partner	Partnership Shares	Total
Beginning balance at January 1, 2007	1,617,815	6,423,921	156,391,272	102,410	1,650,322	166,185,740

OPPS unit forfeiture	—	—	—	—	(22,553)	(22,553)

OPPS unit Series A conversion	—	1,531,613	—	—	(1,531,613)	—

OP redemptions for UDR stock	—	(919,788)	1,015,944	—	(96,156)	—

Ending balance at December 31, 2007	1,617,815	7,035,746	157,407,216	102,410	—	166,163,187

OP redemptions for UDR stock	—	(1,329,782)	1,329,782	—	—	—

Ending balance at December 31, 2008	1,617,815	5,705,964	158,736,998	102,410	—	166,163,187

Issuance of units through Special Dividend	133,856	485,986	13,117,906	8,473	—	13,746,221

OP redemptions for UDR stock	—	(1,957,029)	1,957,029	—	—	—

Ending balance at December 31, 2009	1,751,671	4,234,921	173,811,933	110,883	—	179,909,408

10. COMMITMENTS AND CONTINGENCIES
Commitments
Ground Leases
The Operating Partnership owns four communities which are subject to ground leases expiring between 2019 and 2103. The leases are accounted for in accordance with FASB ASC 840, Leases (formerly SFAS 13). Future minimum lease payments as of December 31, 2009 are $4.4 million for each of the years ending December 31, 2010 to 2014, and a total of $295.1 million for years thereafter. For purposes of our ground lease contracts, the Operating Partnership uses the minimum lease payment, if stated in the agreement. For ground lease agreements where there is a reset provision based on the communities appraised value or consumer price index but does not included a specified minimum lease payment, the Operating Partnership uses the current rent over the remainder of the lease term.
UDR incurred $4.6 million, $4.3 million and $1.3 million of ground rent expense for the years ended December 31, 2009, 2008, and 2007, respectively.
Contingencies
Litigation and Legal Matters
UDR, L.P. is subject to various legal proceedings and claims arising in the ordinary course of business. The Operating Partnership cannot determine the ultimate liability with respect to such legal proceedings and claims at this time. UDR, L.P. believes that such liability, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on our financial condition, results of operations or cash flow.
11. REPORTABLE SEGMENTS
FASB ASC Topic 280, Segment Reporting (formerly SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”) (“Topic 280”), requires that segment disclosures present the measure(s) used by the chief operating decision maker to decide how to allocate resources and for purposes of assessing such segments’ performance. The Operating Partnership has the same chief operating decision maker as that of its parent, the General Partner. The chief operating decision maker consists of several members of UDR’s executive management team who use several generally accepted industry financial measures to assess the performance of the business for our reportable operating segments.
The Operating Partnership owns and operates multifamily apartment communities throughout the United States that generate rental and other property related income through the leasing of apartment homes to a diverse base of tenants. The primary financial measures of the Operating Partnership’s apartment communities are rental income and net operating income (“NOI”), and are included in the chief operating decision maker’s assessment of UDR’s performance on a consolidated basis. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. NOI is defined as total revenues less direct property operating expenses. The chief operating decision maker utilizes NOI as the key measure of segment profit or loss.
The Operating Partnership’s two reportable segments are same communities and non-mature/other communities:
•	Same store communities represent those communities acquired, developed, and stabilized prior to January 1, 2008, and held as of December 31, 2009. A comparison of operating results from the prior year is meaningful as these communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year. A community is considered to have stabilized occupancy once it achieves 90% occupancy for at least three consecutive months.

•	Non-mature/other communities represent those communities that were acquired or developed in 2007, 2008 or 2009, sold properties, redevelopment properties, properties classified as real estate held for disposition, condominium conversion properties, joint venture properties, properties managed by third parties, and the non-apartment components of mixed use properties.

Management evaluates the performance of each of our apartment communities on a same community and non-mature/other basis, as well as individually and geographically. This is consistent with the aggregation criteria of Topic 280 as each of our apartment communities generally has similar economic characteristics, facilities, services, and tenants. Therefore, the Operating Partnership’s reportable segments have been aggregated by geography in a manner identical to that which is provided to the chief operating decision maker.
All revenues are from external customers and no single tenant or related group of tenants contributed 10% or more of the Operating Partnership’s total revenues during the three years ended December 31, 2009, 2008, or 2007.
The accounting policies applicable to the operating segments described above are the same as those described in Note 1, “Summary of Significant Accounting Policies.” The following table details rental income and NOI for the Operating Partnership’s reportable segments for the three years ended December 31, 2009, 2008, and 2007, and reconciles NOI to income from continuing and discontinued operations per the consolidated statement of operations (dollars in thousands):

	December 31,
	2009	2008	2007

Reportable apartment home segment rental income
Same Store Communities
Western Region	$176,111	$181,314	$172,625
Mid-Atlantic Region	22,247	21,886	20,096
Southeastern Region	37,596	38,415	38,340
Southwestern Region	14,889	15,475	14,934
Non-Mature communities/Other	102,213	104,922	199,203

Total segment and consolidated rental income	$353,056	$362,012	$445,198

Reportable apartment home segment NOI
Same Store Communities
Western Region	$124,770	$128,186	$120,661
Mid-Atlantic Region	15,662	15,380	13,922
Southeastern Region	23,698	24,433	24,744
Southwestern Region	9,677	10,223	9,864
Non-Mature communities/Other	66,761	67,818	124,860

Total segment and consolidated NOI	240,568	246,040	294,051

Reconciling items:
Non-property income	5,695	13,106	150
Property management	(9,709)	(9,956)	(12,243)
Other operating expenses	(4,868)	(4,400)	(1,675)
Depreciation and amortization	(166,773)	(154,584)	(158,533)
Interest	(53,547)	(47,139)	(47,367)
General and administrative	(16,886)	(19,081)	(23,033)
Other depreciation and amortization	—	(327)	(329)
Net gain on the sale of depreciable property to a joint venture	—	—	98,433
Net gain on the sale of real estate	1,475	475,249	44,976
Non-controlling interests	(131)	(1,188)	(742)

Net (loss)/income attributable to OP unit holders	$(4,176)	$497,720	$193,688

The following table details the assets of the Operating Partnership’s reportable segments for the years ended December 31, 2009 and 2008 (dollars in thousands):

	December 31,
	2009	2008

Reportable apartment home segment assets
Same Store Communities
Western Region	$1,647,599	$1,628,580
Mid-Atlantic Region	210,233	205,960
Southeastern Region	314,549	310,694
Southwestern Region	132,381	131,250
Non-Mature communities/Other	1,336,126	1,292,755

Total segment assets	3,640,888	3,569,239
Accumulated depreciation	(717,892)	(552,369)

Total segment assets — net book value	2,922,996	3,016,870

Reconciling items:
Cash and cash equivalents	442	3,590
Restricted cash	6,865	5,371
Deferred financing costs, net	8,727	6,849
Notes receivable due from third party	—	200,000
Other assets	22,037	22,171

Total consolidated assets	$2,961,067	$3,254,851

Capital expenditures related to our same communities totaled $25.5 million, $39.7 million, and $35.8 million for the three years ended December 31, 2009, 2008, and 2007, respectively. Capital expenditures related to our non-mature/other communities totaled $6.4 million, $6.0 million, and $30.5 million for the three years ended December 31, 2009, 2008, and 2007, respectively.
Markets included in the above geographic segments are as follows:
i.	Western — Orange County, San Francisco, Monterey Peninsula, Los Angeles, Seattle, Sacramento, Inland Empire, Portland, and San Diego

ii.	Mid-Atlantic — Metropolitan DC and Baltimore

iii.	Southeastern — Nashville, Tampa, Jacksonville, and Other Florida

iv.	Southwestern — Dallas and Phoenix

12. UNAUDITED SUMMARIZED CONSOLIDATED QUARTERLY FINANCIAL DATA
Selected consolidated quarterly financial data for the years ended December 31, 2009 and 2008 is summarized in the table below (dollars in thousands, except per unit amounts):

	Three months ended
	March 31,	June 30,	September 30,	December 31,
2009

Rental income (a)	$89,860	$89,399	$87,745	$86,052
Income/(loss) from continuing operations	3,813	1,461	(3,517)	(7,277)
Income/(loss) from discontinued operations	49	1,367	146	(87)
Income/(loss) attributable to unitholders	3,861	2,827	(3,371)	(7,493)

Income/(loss) per OP unit- basic and diluted	$0.02	$0.02	$(0.02)	$(0.04)

2008

Rental income (a)	$72,236	$84,694	$89,540	$90,204
Income from continuing operations	3,179	3,704	1,556	1,197
Income/(loss) from discontinued operations	489,356	(2,755)	2,676	(5)
Income attributable to unitholders	491,463	952	4,239	1,066

Income per OP unit- basic and diluted	$2.95	$0.01	$0.03	$0.01

(a)	Represents rental income from continuing operations
13. SUBSEQUENT EVENT
On September 30, 2010, the Operating Partnership guaranteed certain outstanding securities of the General Partner (“the “Guarantees”). The Guarantees provide that the Operating Partnership, as primary obligor and not merely as surety, irrevocably and unconditionally guarantees to each holder of the applicable securities and to the trustee and their successors and assigns under the respective indenture (a) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the General Partner under the respective indenture whether for principal of or interest on the securities, (and premium if any) and all other monetary obligations of UDR under the respective indenture and the terms of the applicable securities and (b) the full and punctual performance within the applicable grace periods of all other obligations of the General Partner under the respective indenture and the terms of the applicable securities.

UNITED DOMINION REALTY, L.P.
SCHEDULE III — REAL ESTATE OWNED
FOR THE YEAR ENDED DECEMBER 31, 2009

					Cost of
					Improvements	Gross Amount at Which
		Initial Costs		Total	Capitalized	Carried at Close of Period
		Land and	Buildings	Initial	Subsequent	Land and	Buildings	Total
		Land	and	Acquisition	to Acquisition	Land	Buildings	Carrying	Accumulated	Date of	Date
	Encumbrances	Improvements	Improvements	Costs	Costs	Improvements	Improvements	Value	Depreciation	Construction (a)	Acquired
WESTERN REGION
Harbor at Mesa Verde	$46,627,165	$20,476,466	$28,537,805	$49,014,271	$10,618,870	$20,670,994	$38,962,147	$59,633,141	$15,484,576	2003	Jun-03
Pine Brook Village	18,270,000	2,581,763	25,504,086	28,085,849	4,384,221	3,824,329	28,645,741	32,470,070	10,737,269	1979	Jun-03
Pacific Shores	19,145,000	7,345,226	22,623,676	29,968,902	7,068,306	7,449,054	29,588,154	37,037,208	11,340,412	2003	Jun-03
Huntington Vista	30,965,678	8,055,452	22,485,746	30,541,198	5,551,185	8,159,932	27,932,451	36,092,383	10,809,161	1970	Jun-03
Missions at Back Bay	—	229,270	14,128,763	14,358,033	1,506,839	10,722,883	5,141,989	15,864,872	2,069,251	1969	Dec-03
Huntington Villas	55,202,275	61,535,270	18,017,201	79,552,471	3,901,751	61,811,460	21,642,762	83,454,222	7,621,200	1972	Sep-04
Vista Del Rey	13,287,960	10,670,493	7,079,834	17,750,327	1,350,982	10,720,737	8,380,572	19,101,309	2,906,278	1969	Sep-04
Coronado at Newport — North	51,022,183	62,515,901	46,082,056	108,597,957	13,483,171	62,881,081	59,200,047	122,081,128	19,779,984	2000	Oct-04
Villa Venetia	—	70,825,106	24,179,600	95,004,706	4,578,761	70,879,030	28,704,437	99,583,467	9,557,500	1972	Oct-04
The Arboretum	—	29,562,468	14,283,292	43,845,760	4,651,571	29,644,322	18,853,009	48,497,331	6,437,211	1970	Oct-04
Coronado South	92,753,546	58,784,785	50,066,757	108,851,542	10,707,321	58,998,987	60,559,876	119,558,863	18,980,841	2000	Mar-05
Pine Brook Village II	—	25,921,787	60,961,271	86,883,058	1,040,022	25,922,661	62,000,419	87,923,080	5,822,994	1975	May-08
ORANGE COUNTY, CA	327,273,807	358,503,987	333,950,086	692,454,073	68,842,999	371,685,468	389,611,605	761,297,073	121,546,677
2000 Post Street	—	9,860,627	44,577,506	54,438,133	6,204,104	10,108,051	50,534,186	60,642,237	15,722,757	1987	Dec-98
Birch Creek	—	4,365,315	16,695,509	21,060,824	4,830,938	4,974,519	20,917,243	25,891,762	8,992,023	1968	Dec-98
Highlands Of Marin	—	5,995,838	24,868,350	30,864,188	20,819,591	6,565,347	45,118,432	51,683,779	10,873,389	1991	Dec-98
Marina Playa	—	6,224,383	23,916,283	30,140,666	6,714,093	6,704,196	30,150,563	36,854,759	12,466,018	1971	Dec-98
Crossroads Apartments	—	4,811,488	10,169,520	14,981,008	3,262,201	4,981,126	13,262,083	18,243,209	4,681,688	1986	Jul-04
River Terrace	33,130,377	22,161,247	40,137,141	62,298,388	1,322,899	22,207,243	41,414,044	63,621,287	10,860,801	2005	Aug-05
Bay Terrace	—	8,544,559	14,457,992	23,002,551	1,210,528	8,549,384	15,663,695	24,213,079	3,889,870	1962	Oct-05
Lake Pines	—	14,031,365	30,536,982	44,568,347	4,494,356	14,032,728	35,029,975	49,062,703	8,167,660	1972	Nov-05
Highlands of Marin Phase II	—	5,352,554	18,558,883	23,911,437	3,472,383	5,516,687	21,867,133	27,383,820	2,631,881	1968	Oct-07
Edgewater	41,037,000	30,657,223	83,872,319	114,529,542	1,121,379	30,658,037	84,992,884	115,650,921	8,889,460	2007	Mar-08
Almaden Lake Village	27,000,000	593,923	42,514,864	43,108,787	1,374,282	606,613	43,876,456	44,483,069	3,826,089	1999	Jul-08
SAN FRANCISCO, CA	101,167,377	112,598,522	350,305,348	462,903,870	54,826,755	114,903,932	402,826,693	517,730,625	91,001,636
The Crest	56,695,508	21,953,480	67,808,654	89,762,134	6,159,041	22,072,766	73,848,409	95,921,175	23,589,881	1989	Sep-04
Rosebeach	—	8,414,478	17,449,593	25,864,071	1,397,453	8,461,848	18,799,676	27,261,524	6,073,469	1970	Sep-04
The Villas @ San Dimas	—	8,180,619	16,735,364	24,915,983	2,182,227	8,238,635	18,859,575	27,098,210	6,096,833	1981	Oct-04
The Villas at Bonita	—	4,498,439	11,699,117	16,197,556	733,750	4,535,953	12,395,353	16,931,306	3,910,957	1981	Oct-04
Ocean Villa	9,118,462	5,134,982	12,788,885	17,923,867	965,877	5,204,838	13,684,906	18,889,744	4,186,143	1965	Oct-04
Tierra Del Rey	—	39,585,534	36,678,725	76,264,259	1,297,920	39,588,890	37,973,289	77,562,179	4,613,762	1999	Dec-07
LOS ANGELES, CA	65,813,970	87,767,532	163,160,338	250,927,870	12,736,269	88,102,930	175,561,209	263,664,139	48,471,044
Crowne Pointe	11,002,109	2,486,252	6,437,256	8,923,508	3,777,319	2,666,047	10,034,780	12,700,827	4,480,845	1987	Dec-98
Hilltop	8,545,060	2,173,969	7,407,628	9,581,597	2,733,418	2,526,400	9,788,615	12,315,015	4,080,310	1985	Dec-98
The Kennedy	18,839,339	6,178,440	22,306,568	28,485,008	784,042	6,195,752	23,073,298	29,269,050	5,604,659	2005	Nov-05
Hearthstone at Merrill Creek	—	6,848,144	30,922,147	37,770,291	1,183,116	6,854,137	32,099,270	38,953,407	3,102,096	2000	May-08
Island Square	—	21,284,245	89,389,087	110,673,332	1,847,145	21,290,237	91,230,240	112,520,477	7,712,456	2007	Jul-08
SEATTLE, WA	38,386,509	38,971,050	156,462,686	195,433,736	10,325,040	39,532,574	166,226,203	205,758,776	24,980,365
Presidio at Rancho Del Oro	13,325,000	9,163,939	22,694,492	31,858,431	4,278,261	9,515,265	26,621,427	36,136,692	9,443,315	1987	Jun-04
Villas at Carlsbad	8,671,273	6,516,636	10,717,601	17,234,237	1,165,928	6,596,917	11,803,248	18,400,165	3,630,228	1966	Oct-04
Summit at Mission Bay	—	22,598,529	17,181,401	39,779,930	4,323,759	22,620,629	21,483,060	44,103,689	6,598,142	1953	Nov-04
SAN DIEGO, CA	21,996,273	38,279,104	50,593,494	88,872,598	9,767,948	38,732,811	59,907,735	98,640,546	19,671,685
Boronda Manor	—	1,946,423	8,981,742	10,928,165	7,815,427	3,079,131	15,664,461	18,743,592	5,431,440	1979	Dec-98
Garden Court	—	888,038	4,187,950	5,075,988	3,997,400	1,424,192	7,649,196	9,073,388	2,723,125	1973	Dec-98
Cambridge Court	—	3,038,877	12,883,312	15,922,189	12,364,763	5,119,301	23,167,651	28,286,952	8,390,404	1974	Dec-98
Laurel Tree	—	1,303,902	5,115,356	6,419,258	5,155,032	2,056,277	9,518,013	11,574,290	3,306,423	1977	Dec-98
The Pointe At Harden Ranch	—	6,388,446	23,853,534	30,241,980	22,641,042	9,695,985	43,187,037	52,883,022	14,625,757	1986	Dec-98
The Pointe At Northridge	—	2,043,736	8,028,443	10,072,179	8,776,279	3,190,463	15,657,995	18,848,458	5,479,156	1979	Dec-98
The Pointe At Westlake	—	1,329,064	5,334,004	6,663,068	4,854,800	2,105,691	9,412,177	11,517,868	3,233,985	1975	Dec-98
MONTEREY PENINSULA, CA	—	16,938,486	68,384,341	85,322,827	65,604,744	26,671,041	124,256,530	150,927,571	43,190,289
Verano at Rancho Cucamonga Town Square	53,773,090	13,557,235	3,645,406	17,202,641	51,738,113	22,856,282	46,084,472	68,940,754	14,612,379	2006	Oct-02
Waterstone at Murrieta	—	10,597,865	34,702,760	45,300,625	4,467,706	10,766,548	39,001,783	49,768,331	13,175,753	1990	Nov-04
INLAND EMPIRE, CA	53,773,090	24,155,100	38,348,166	62,503,266	56,205,819	33,622,830	85,086,255	118,709,085	27,788,132
Foothills Tennis Village	17,408,221	3,617,507	14,542,028	18,159,535	5,016,140	3,918,693	19,256,982	23,175,675	8,898,165	1988	Dec-98
Woodlake Village	31,154,663	6,772,438	26,966,750	33,739,188	10,469,336	7,626,752	36,581,772	44,208,524	16,996,018	1979	Dec-98
SACRAMENTO, CA	48,562,884	10,389,945	41,508,778	51,898,723	15,485,477	11,545,446	55,838,754	67,384,200	25,894,184
Tualatin Heights	11,312,843	3,272,585	9,134,089	12,406,674	5,037,441	3,612,751	13,831,364	17,444,115	5,949,885	1989	Dec-98
Andover Park	17,225,000	2,916,576	16,994,580	19,911,156	6,036,815	3,097,964	22,850,007	25,947,971	7,890,920	1989	Sep-04
Hunt Club	18,395,000	6,014,006	14,870,326	20,884,332	4,434,125	6,200,539	19,117,918	25,318,457	6,640,143	1985	Sep-04
PORTLAND, OR	46,932,843	12,203,167	40,998,995	53,202,162	15,508,382	12,911,254	55,799,290	68,710,544	20,480,949

TOTAL WESTERN REGION	703,906,754	699,806,892	1,243,712,232	1,943,519,124	309,303,433	737,708,284	1,515,114,273	2,252,822,557	423,024,961

UNITED DOMION REALTY, L.P.
SCHEDULE III — REAL ESTATE OWNED — (Continued)
FOR THE YEAR ENDED DECEMBER 31, 2009

					Cost of
					Improvements	Gross Amount at Which
		Initial Costs		Total	Capitalized	Carried at Close of Period
		Land and	Buildings	Initial	Subsequent	Land and	Buildings	Total
		Land	and	Acquisition	to Acquisition	Land	Buildings	Carrying	Accumulated	Date of	Date
	Encumbrances	Improvements	Improvements	Costs	Costs	Improvements	Improvements	Value	Depreciation	Construction (a)	Acquired
MID-ATLANTIC REGION
The Whitmore	—	6,417,889	13,411,278	19,829,167	19,365,296	7,420,651	31,773,812	39,194,463	11,523,493	2008	Apr-02
Ridgewood	—	5,612,147	20,085,474	25,697,621	6,656,435	5,789,750	26,564,306	32,354,056	12,497,527	1988	Aug-02
The Calvert	—	262,807	11,188,623	11,451,430	14,173,170	8,264,652	17,359,948	25,624,600	6,920,949	1962	Nov-03
Wellington Place at Olde Town	28,680,802	13,753,346	36,059,193	49,812,539	15,850,078	14,474,320	51,188,297	65,662,617	14,325,997	2008	Sep-05
Andover House	36,127,024	14,357,021	51,577,112	65,934,133	2,125,845	14,359,813	53,700,165	68,059,978	8,548,042	2004	Mar-07
Sullivan Place	—	1,136,778	103,676,103	104,812,881	2,155,733	1,173,249	105,795,365	106,968,614	12,678,340	2007	Dec-07
Delancey at Shirlington	—	21,605,992	66,765,252	88,371,244	658,983	21,611,692	67,418,535	89,030,227	6,807,335	2006/07	Mar-08
Circle Towers	69,214,719	33,010,740	107,051,197	140,061,937	3,401,703	32,815,406	110,648,234	143,463,640	10,867,671	1972	Mar-08
METROPOLITAN, DC	134,022,545	96,156,719	409,814,232	505,970,952	64,387,244	105,909,533	464,448,662	570,358,196	84,169,353
Lakeside Mill	15,241,992	2,665,869	10,109,175	12,775,044	3,175,979	2,821,986	13,129,037	15,951,023	7,941,043	1989	Dec-99
Tamar Meadow	16,075,701	4,144,926	17,149,514	21,294,440	3,914,310	4,457,718	20,751,032	25,208,750	9,343,582	1990	Nov-02
Calvert’s Walk	19,500,000	4,408,192	24,692,115	29,100,307	4,790,617	4,546,169	29,344,755	33,890,924	10,580,495	1988	Mar-04
Liriope Apartments	—	1,620,382	6,790,681	8,411,063	732,897	1,628,063	7,515,897	9,143,960	2,711,366	1997	Mar-04
20 Lambourne	32,000,000	11,749,575	45,589,714	57,339,289	2,525,271	11,777,026	48,087,534	59,864,560	5,286,929	2003	Mar-08
BALTIMORE, MD	82,817,692	24,588,944	104,331,199	128,920,143	15,139,074	25,230,962	118,828,255	144,059,216	35,863,415

TOTAL MID-ATLANTIC REGION	216,840,238	120,745,663	514,145,431	634,891,094	79,526,318	131,140,495	583,276,917	714,417,412	120,032,768

SOUTHEASTERN REGION
Sugar Mill Creek	10,185,064	2,241,880	7,552,520	9,794,400	5,344,307	2,647,456	12,491,251	15,138,707	5,751,666	1988	Dec-98
Inlet Bay	—	7,701,679	23,149,670	30,851,349	10,177,448	8,409,425	32,619,372	41,028,797	14,725,170	1988/89	Jun-03
MacAlpine Place	—	10,869,386	36,857,512	47,726,898	3,543,389	10,947,551	40,322,736	51,270,287	13,027,338	2001	Dec-04
TAMPA, FL	10,185,064	20,812,945	67,559,702	88,372,647	19,065,143	22,004,432	85,433,359	107,437,790	33,504,173
Legacy Hill	—	1,147,660	5,867,567	7,015,227	7,414,277	1,668,638	12,760,866	14,429,504	7,878,230	1977	Nov-95
Hickory Run	—	1,468,727	11,583,786	13,052,513	7,312,612	1,959,094	18,406,031	20,365,125	9,029,778	1989	Dec-95
Carrington Hills	20,204,103	2,117,244	—	2,117,244	31,294,081	4,133,316	29,278,009	33,411,325	13,245,118	1999	Dec-95
Brookridge	—	707,508	5,461,251	6,168,759	3,424,991	989,147	8,604,603	9,593,750	4,703,651	1986	Mar-96
Breckenridge	—	766,428	7,713,862	8,480,290	3,207,484	1,125,805	10,561,969	11,687,774	5,204,746	1986	Mar-97
Polo Park	—	4,582,666	16,293,022	20,875,688	14,659,449	5,485,024	30,050,113	35,535,137	8,253,655	2008	May-06
NASHVILLE, TN	20,204,103	10,790,233	46,919,488	57,709,721	67,312,895	15,361,024	109,661,591	125,022,616	48,315,178
St Johns Plantation	—	4,288,214	33,101,763	37,389,977	4,578,015	4,414,682	37,553,310	41,967,992	11,355,762	2006	Jun-05
JACKSONVILLE, FL	—	4,288,214	33,101,763	37,389,977	4,578,014	4,414,682	37,553,310	41,967,992	11,355,762
The Reserve and The Park at Riverbridge	40,133,018	15,968,090	56,400,716	72,368,806	3,287,053	16,123,077	59,532,782	75,655,859	18,734,255	1999/2001	Dec-04
OTHER FLORIDA	40,133,018	15,968,090	56,400,716	72,368,806	3,287,053	16,123,077	59,532,782	75,655,859	18,734,255

TOTAL SOUTHEASTERN REGION	70,522,186	51,859,482	203,981,669	255,841,151	94,243,106	57,903,215	292,181,042	350,084,257	111,909,367

SOUTHWESTERN REGION
THIRTY377	31,175,000	24,035,881	32,950,822	56,986,703	4,887,121	24,139,018	37,734,806	61,873,824	8,199,741	2007	Aug-06
Legacy Village	64,090,000	16,881,795	100,101,840	116,983,635	2,413,489	16,889,308	102,507,816	119,397,124	11,014,059	2005/06/07	Mar-08
DALLAS, TX	95,265,000	40,917,676	133,052,662	173,970,338	7,300,610	41,028,327	140,242,621	181,270,948	19,213,800
Sierra Foothills	20,770,824	2,728,172	—	2,728,172	20,432,147	4,985,042	18,175,277	23,160,319	11,661,524	1998	Feb-98
Finisterra	—	1,273,798	26,392,207	27,666,005	3,202,796	1,571,058	29,297,743	30,868,801	11,684,634	1997	Mar-98
Sierra Canyon	14,893,446	1,809,864	12,963,581	14,773,445	1,704,350	2,009,699	14,468,096	16,477,795	7,361,765	2001	Dec-01
PHOENIX, AZ	35,664,270	5,811,834	39,355,788	45,167,621	25,339,294	8,565,799	61,941,116	70,506,915	30,707,923
Barton Creek Landing	—	3,150,998	14,269,086	17,420,084	9,867,134	3,201,989	24,085,229	27,287,218	8,402,460	1986	Mar-02
AUSTIN, TX	—	3,150,998	14,269,086	17,420,084	9,867,134	3,201,989	24,085,229	27,287,218	8,402,460
Inn @ Los Patios	—	3,005,300	11,544,700	14,550,000	(1,453,572)	3,023,264	10,073,164	13,096,428	3,574,516	1990	Aug-98
OTHER TEXAS	—	3,005,300	11,544,700	14,550,000	(1,453,572)	3,023,264	10,073,164	13,096,428	3,574,516

TOTAL SOUTHWESTERN REGION	130,929,270	52,885,808	198,222,236	251,108,043	41,053,465	55,819,379	236,342,129	292,161,509	61,898,699

TOTAL APARTMENTS	1,122,198,447	925,297,845	2,160,061,568	3,085,359,413	524,126,322	982,571,373	2,626,914,362	3,609,485,735	716,865,795

LAND
Presidio	—	1,523,922	—	1,523,922	923,218	1,300,000	1,147,140	2,447,140	—
UDR Pacific Los Alisos, LP	—	17,297,661	—	17,297,661	2,111,335	16,384,597	3,024,399	19,408,996	—

TOTAL LAND	—	18,821,583	—	18,821,583	3,034,553	17,684,597	4,171,539	21,856,136	—

COMMERCIAL HELD FOR INVESTMENT
The Calvert — commercial side	—	34,128	1,597,359	1,631,487	1,175,098	1,171,995	1,634,590	2,806,585	569,920
Circle Towers Office Bldg	—	1,406,626	4,498,210	5,904,836	877,163	1,380,054	5,401,945	6,739,289	457,484

TOTAL COMMERCIAL	—	1,440,754	6,095,569	7,536,322	2,009,552	2,554,162	6,991,712	9,545,874	1,025,707

TOTAL REAL ESTATE OWNED	$1,122,198,447	$945,560,181	$2,166,157,136	$3,111,717,318	$529,170,426	$1,002,810,132	$2,638,077,612	$3,640,887,744	$717,891,503

(a)	Date of construction or date of last major renovation.
The depreciable life for all buildings is 35 years.

3-YEAR ROLLFORWARD OF REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION
The following is a reconciliation of the carrying amount of total real estate owned at December 31:

	2009	2008	2007

Balance at beginning of the year	$3,569,239,133	$3,639,378,797	$3,621,449,009
Real estate acquired	—	801,852,426	271,589,766
Capital expenditures and development	71,648,612	84,313,277	92,236,917
Real estate transferred	—	—	(18,416,055)
Real estate sold	—	(956,305,367)	(327,480,840)

Balance at end of year	$3,640,887,745	$3,569,239,133	$3,639,378,797

The following is a reconciliation of total accumulated depreciation for real estate owned at December 31:

	2009	2008	2007

Balance at beginning of the year	$552,369,019	$754,995,588	$689,243,781
Depreciation expense for the year	165,756,124	148,997,413	158,523,619
Accumulated depreciation on assets transferred to UDR	—	—	(790,809)
Accumulated depreciation on asset retirements	(233,641)	—	—
Accumulated depreciation on real estate sold	—	(351,623,983)	(91,981,003)

Balance at end of year	$717,891,502	$552,369,018	$754,995,588

UNITED DOMINION REALTY, L.P.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)

	June 30,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS

Real estate owned:
Real estate held for investment	$3,675,055	$3,640,888
Less: accumulated depreciation	(800,852)	(717,892)

Total real estate owned, net of accumulated depreciation	2,874,203	2,922,996
Cash and cash equivalents	358	442
Restricted cash	7,298	6,865
Deferred financing costs, net	8,083	8,727
Other assets	18,649	22,037

Total assets	$2,908,591	$2,961,067

LIABILITIES AND CAPITAL

Secured debt	$1,132,244	$1,122,198
Note payable due to General Partner	71,547	71,547
Real estate taxes payable	5,491	8,561
Accrued interest payable	471	933
Security deposits and prepaid rent	12,179	13,728
Distributions payable	32,660	32,642
Deferred gains on the sale of depreciable property	63,838	63,838
Accounts payable, accrued expenses, and other liabilities	33,229	25,872

Total liabilities	1,351,659	1,339,319

Capital:
Partners’ capital:
Operating partnership units: 179,909,408 OP units outstanding:
General partner: 110,883 OP units outstanding	1,411	1,456
Limited partners: 179,798,525 OP units outstanding	2,125,494	2,199,450
Accumulated other comprehensive loss	(6,052)	(3,153)

Total partners’ capital	2,120,853	2,197,753
Receivable due from General Partner	(576,136)	(588,185)
Non-controlling interest	12,215	12,180

Total capital	1,556,932	1,621,748

Total liabilities and capital	$2,908,591	$2,961,067

See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

REVENUES
Rental income	$87,095	$89,399	$173,295	$179,260
Non-property income:
Other income	84	1,999	1,556	5,656

Total revenues	87,179	91,398	174,851	184,916

EXPENSES
Rental expenses:
Real estate taxes and insurance	10,561	10,357	21,602	21,729
Personnel	7,070	6,818	13,967	13,602
Utilities	4,068	4,046	8,887	8,620
Repair and maintenance	4,403	4,347	8,587	8,298
Administrative and marketing	1,756	1,875	3,498	3,613
Property management	2,395	2,458	4,766	4,930
Other operating expenses	1,243	1,225	2,468	2,457
Real estate depreciation and amortization	41,693	41,437	83,123	83,290
Interest expense:
Interest on secured debt	12,860	12,303	25,829	22,598
Interest on note payable due to General Partner	106	1,257	212	2,515
General and administrative	5,283	3,724	10,655	7,811
Other depreciation and amortization	—	91	—	181

Total expenses	91,438	89,938	183,594	179,644

(Loss)/income from operations and continuing operations	(4,259)	1,460	(8,743)	5,272
Income from discontinued operations	37	1,367	97	1,416

Consolidated net (loss)/income	(4,222)	2,827	(8,646)	6,688
Net loss attributable to non-controlling interests	(18)	—	(35)	—

Net (loss)/income attributable to OP unitholders	$(4,240)	$2,827	$(8,681)	$6,688

Earnings per OP unit- basic and diluted:
(Loss)/income from continuing operations attributable to OP unitholders	$(0.02)	$0.01	$(0.05)	$0.03
Income from discontinued operations	$0.00	$0.01	$0.00	$0.01
(Loss)/income attributable to OP unitholders	$(0.02)	$0.02	$(0.05)	$0.04

Weighted average OP units outstanding	179,909	179,909	179,909	177,707
See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except for unit data)
(unaudited)

	Six Months Ended June 30,
	2010	2009

Operating Activities
Consolidated net loss	$(8,646)	$(6,688)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	83,123	83,290
Net gain on the sale of depreciable property	(97)	(1,367)
Write off of bad debt	718	1,217
Amortization of deferred financing costs and other	748	774
Changes in operating assets and liabilities:
Decrease in operating assets	2,253	1,341
Decrease in operating liabilities	(859)	(8,728)

Net cash provided by operating activities	77,240	69,839

Investing Activities
Capital expenditures and other major improvements — real estate assets, net of escrow reimbursement	(28,248)	(32,290)

Net cash used in investing activities	(28,248)	(32,290)

Financing Activities
Net repayments and distributions to UDR, Inc.	(55,926)	(240,327)
Proceeds from the issuance of secured debt	11,326	223,422
Payments on secured debt	(1,281)	(15,058)
Payment of financing costs	(104)	(2,087)
OP unit redemption	(327)	—
Distributions paid to non-affiliated partnership unitholders	(2,764)	(3,216)

Net cash used in financing activities	(49,076)	(37,266)

Net (decrease)/increase in cash and cash equivalents	(84)	283
Cash and cash equivalents, beginning of period	442	3,590

Cash and cash equivalents, end of period	$358	$3,873

Supplemental Information:
Interest paid during the year, net of amounts capitalized	$26,155	$21,738
See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
CONSOLIDATED STATEMENT OF PARTNERS’ CAPITAL AND COMPREHENSIVE INCOME/(LOSS)
(In thousands)
(unaudited)

			UDR, Inc.		Accumulated Other	Total	Receivable due
	Class A Limited	Limited	Limited	General	Comprehensive	Partnership	from General	Non-Controlling
	Partner	Partners	Partner	Partner	Income/(Loss)	Capital	Partner	Interest	Total

Balance, January 1, 2010	$28,797	$69,622	$2,101,031	$1,456	$(3,153)	$2,197,753	$(588,185)	$12,180	$1,621,748

Distributions	(1,164)	(1,516)	(62,600)	(40)	—	(65,320)	—	—	(65,320)

OP Unit Redemptions for common shares of UDR	—	(337)	337	—	—	—	—	—	—

OP Unit Redemptions for cash	—	(327)	327	—	—	—	—	—	—

Adjustment to reflect limited partners’ capital at redemption value	5,960	7,995	(13,955)	—	—	—	—	—	—

Other comprehensive income/(loss):

Unrealized loss on derivative financial instruments	—	—	—	—	(2,899)	(2,899)	—	—	(2,899)

Net income/(loss)	(85)	(197)	(8,394)	(5)	—	(8,681)	—	35	(8,646)

Total comprehensive income/(loss)	(85)	(197)	(8,394)	(5)	(2,899)	(11,580)	—	35	(11,545)

Net change in receivable due from General Partner	—	—	—	—	—	—	12,049	—	12,049

Balance, June 30, 2010	$33,508	$75,240	$2,016,746	$1,411	$(6,052)	$2,120,853	$(576,136)	$12,215	$1,556,932

See accompanying notes to the consolidated financial statements.

UNITED DOMINION REALTY, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010
(UNAUDITED)
1. CONSOLIDATION AND BASIS OF PRESENTATION
Consolidation and Basis of Presentation
United Dominion Realty, L.P. (“UDR, L.P.”, the “Operating Partnership”, “we” or “our”) is a Delaware limited partnership, that owns, acquires, renovates, develops, redevelops, manages, and disposes of multifamily apartment communities generally located in high barrier-to-entry markets located in the United States. The high barrier-to-entry markets are characterized by limited land for new construction, difficult and lengthy entitlement process, expensive single-family home prices and significant employment growth potential. UDR, L.P. is a subsidiary of UDR, Inc. (“UDR” or the “General Partner”) , a real estate investment trust under the Internal Revenue Code of 1986, and through which UDR conducts a significant portion of its business. During the six months ended June 30, 2010 and 2009, revenues of the Operating Partnership represented of 56% and 59% of the General Partner’s consolidated revenues. At June 30, 2010, the Operating Partnership’s apartment portfolio consisted of 81 communities located in 19 markets consisting of 23,351 apartment homes.
Interests in UDR, L.P. are represented by Operating Partnership Units (“OP Units”). The Operating Partnership’s net income is allocated to the partners, which is initially based on their respective distributions made during the year and secondly, their percentage interests. Distributions are made in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. (the “Operating Partnership Agreement”), on a per unit basis that is generally equal to the dividend per share on UDR’s common stock, which is publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “UDR”.
As of June 30, 2010, there were 179,909,408 OP units in the Operating Partnership outstanding, of which, 174,224,574 or 96.8% were owned by UDR and affiliated entities and 5,684,834 or 3.2%, which were owned by non-affiliated limited partners. There were 179,909,408 OP units in the Operating Partnership outstanding as of December 31, 2009 of which, 173,922,816 or 96.7% were owned by UDR and affiliated entities and 5,986,592 or 3.3%, which were owned by non-affiliated limited partners. See Note 9, Capital Structure.
The accompanying interim unaudited consolidated financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted according to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations necessary for the fair presentation of our financial position as of June 30, 2010, and results of operations for the three and six months ended June 30, 2010 and 2009 have been included. Such adjustments are normal and recurring in nature. The interim results presented are not necessarily indicative of results that can be expected for a full year. The accompanying interim unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in this Form 8-K filed with the SEC on September 30, 2010.
The accompanying interim unaudited consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the interim unaudited consolidated financial statements and the amounts of revenues and expenses during the reporting periods. Actual amounts realized or paid could differ from those estimates. All intercompany accounts and transactions have been eliminated in consolidation.
The Operating Partnership evaluated subsequent events through the date its financial statements were issued. Except as noted in Note 13, Subsequent Event, no other recognized or non-recognized subsequent events were noted.

2. SIGNIFICANT ACCOUNTING POLICIES
Accounting Policies
Real Estate Sales
For sales transactions meeting the requirements for full accrual profit recognition, such as the Operating Partnership no longer having continuing involvement in the property, we remove the related assets and liabilities from our consolidated balance sheet and record the gain or loss in the period the transaction closes. For sale transactions that do not meet the full accrual sale criteria due to our continuing involvement, we evaluate the nature of the continuing involvement and account for the transaction under an alternate method of accounting.
Sales of real estate to entities in which we retain or otherwise own an interest are accounted for as partial sales. If all other requirements for recognizing profit under the full accrual method have been satisfied and no other forms of continuing involvement are present, we recognize profit proportionate to the interest of the buyer in the real estate and defer the gain on the interest we retain in the real estate. The Operating Partnership will recognize any deferred gain when the property is then sold to a third party. In transactions accounted by us as partial sales, we determine if the buyer of the majority equity interest in the venture was provided a preference as to cash flows in either an operating or a capital waterfall. If a cash flow preference has been provided, we recognize profit only to the extent that proceeds from the sale of the majority equity interest exceed costs related to the entire property.
Recent Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Topic 810, Consolidation (originally issued as Statement of Financial Accounting Standards No. 167, “Amendments to FASB Interpretation No. (“FIN”) 46(R)”), which (1) addresses the effects of eliminating the qualifying special-purpose entity concept from ASC 860, Transfers and Servicing (formerly SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”), and (2) responds to concerns about the application of certain key provisions of ASC 810, Consolidation (formerly FIN 46(R), “Consolidation of Variable Interest Entities”), including concerns over the transparency of enterprises’ involvement with variable interest entities. ASC 810 became effective for the Operating Partnership on January 1, 2010 and adoption had no impact on its financial position, results of operations, cash flows, or disclosures.
In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements” an amendment to ASC Topic 820, “Fair Value Measurements and Disclosures.” This amendment provides for more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. ASU No. 2010-06 became effective for the Operating Partnership for interim and annual reporting periods beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. See Note 7, Fair Value of Derivatives and Financial Instruments.
Income taxes
The taxable income or loss of the Operating Partnership is reported on the tax returns of the partners. Accordingly, no provision has been made for federal or state income taxes. The Partnership’s tax returns are subject to examination by federal and state taxing authorities. Net income for financial reporting purposes differs from the net income for income tax reporting purposes primarily due to temporary differences, principally real estate depreciation and the tax deferral of certain gains on property sales. The differences in depreciation result from differences in the book and tax basis of certain real estate assets and the differences in the methods of depreciation and lives of the real estate assets.
The Operating Partnership adopted certain accounting guidance within ASC Topic 740, Income Taxes, with respect to how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. The guidance requires the accounting and disclosure of tax positions taken or expected to be taken in the course of preparing the Operating Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Management of the Operating Partnership is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which include federal and certain states. The Operating Partnership has no examinations in progress and none are expected at this time.

Management of the Operating Partnership has reviewed all open tax years and major jurisdictions and concluded the adoption of the new accounting guidance resulted in no impact to the Operating Partnership’s financial position or results of operations. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns.
Earnings per OP unit
Basic earnings per OP Unit is computed by dividing net income/(loss) attributable to general and limited partner units by the weighted average number of general and limited partner units (including redeemable OP Units) outstanding during the year. Diluted earnings per OP Unit reflects the potential dilution that could occur if securities or other contracts to issue OP Units were exercised or converted into OP Units or resulted in the issuance of OP Units that shared in the earnings of the Operating Partnership. For the three and six months ended June 30, 2010 and 2009, there were no dilutive instruments outstanding, and therefore, diluted earnings per OP Unit and basic earnings per OP Unit are the same.
3. REAL ESTATE OWNED
Real estate assets owned by the Operating Partnership consists of income producing operating properties and land held for future development. At June 30, 2010, the Operating Partnership owned and consolidated 81 communities in 8 states plus the District of Columbia totaling 23,351 apartment homes. The following table summarizes the carrying amounts for our real estate owned (at cost) as of June 30, 2010 and December 31, 2009 (dollar amounts in thousands):

	June 30,	December 31,
	2010	2009

Land	$987,735	$985,126
Depreciable property — held and used
Buildings and improvements	2,549,755	2,525,812
Furniture, fixtures and equipment	112,500	108,094
Land held for future development	25,065	21,856

Real estate held for investment	3,675,055	3,640,888
Accumulated depreciation	(800,852)	(717,892)

Real estate owned, net	$2,874,203	$2,922,996

The Operating Partnership did not have any acquisitions during the six months ended June 30, 2010.
4. DISCONTINUED OPERATIONS
Discontinued operations represent properties that the Operating Partnership has either sold or which management believes meet the criteria to be classified as held for sale. In order to be classified as held for sale and reported as discontinued operations, a property’s operations and cash flows have or will be divested to a third party by the Operating Partnership whereby UDR, L.P. will not have any significant continuing involvement in the ownership or operation of the property after the sale or disposition. The results of operations of the property are presented as discontinued operations for all periods presented and do not impact the net earnings reported by the Operating Partnership. Once a property is deemed as held for sale, depreciation is no longer recorded. However, if the Operating Partnership determines that the property no longer meets the criteria of held for sale, the Operating Partnership will recapture any unrecorded depreciation for the property. The assets and liabilities of properties deemed as held for sale are presented separately on the Consolidated Balance Sheets. Properties deemed as held for sale are reported at the lower of their carrying amount or their estimated fair value less the costs to sell the assets.
The Operating Partnership did not dispose of any communities during the three and six months ended June 30, 2010 and 2009, nor did we have any communities classified as held for disposition at June 30, 2010 and December 31, 2009. During the three and six months ended June 30, 2010 and 2009, the Operating Partnership recognized $37,000 and $97,000 and $1.4 million and $1.4 million, respectively, of “Income from Discontinued Operations” which relate to residual activities from sold communities.

5. DEBT
Our secured debt instruments generally feature either monthly interest and principal or monthly interest-only payments with balloon payments due at maturity. For purposes of classification in the following table, variable rate debt with a derivative financial instrument designated as a cash flow hedge is deemed as fixed rate debt due to the Operating Partnership having effectively established the fixed interest rate for the underlying debt instrument. Secured debt consists of the following as of June 30, 2010 (dollars in thousands):

			Six Months Ended June 30, 2010
	Principal Outstanding		Weighted	Weighted	Number of
	June 30,	December 31,	Average	Average	Communities
	2010	2009	Interest Rate	Years to Maturity	Encumbered
Fixed Rate Debt
Mortgage notes payable	$229,572	$230,852	5.58%	3.3	6
Tax-exempt secured notes payable	13,325	13,325	5.30%	20.7	1
Fannie Mae credit facilities	587,403	587,403	5.30%	6.6	12

Total fixed rate secured debt	830,300	831,580	5.38%	5.9	19

Variable Rate Debt
Mortgage notes payable	100,590	100,590	2.82%	4.7	4
Tax-exempt secured note payable	27,000	27,000	1.38%	19.7	1
Fannie Mae credit facilities	174,354	163,028	2.01%	5.2	15

Total variable rate secured debt	301,944	290,618	2.22%	6.3	20

Total secured debt	$1,132,244	$1,122,198	4.52%	6.0	39

As of June 30, 2010, the General Partner had secured revolving credit facilities with Fannie Mae (“FNMA”) with an aggregate commitment of $1.4 billion with $1.2 billion outstanding. The Fannie Mae credit facilities are for an initial term of 10 years, bear interest at floating and fixed rates, and certain variable rate facilities can be extended for an additional five years at the General Partner’s option. At June 30, 2010, $948.6 million of the funded balance was fixed at a weighted average interest rate of 5.4% and the remaining balance of $260.5 million on these facilities had a weighted average variable rate of 1.8%. $761.8 million of these credit facilities were allocated to the Operating Partnership at June 30, 2010 based on the ownership of the assets securing the debt.

	June 30, 2010	December 31, 2009
	(dollar amounts in thousands)

Borrowings outstanding	$761,757	$750,431
Weighted average borrowings during the period ended	759,728	646,895
Maximum daily borrowings during the period ended	762,160	750,572
Weighted average interest rate during the period ended	4.6%	4.6%
Weighted average interest rate at the end of the period	4.6%	4.6%
The Operating Partnership may from time to time acquire properties subject to fixed rate debt instruments. In those situations, management will record the secured debt at its estimated fair value and amortize any difference between the fair value and par to interest expense over the life of the underlying debt instrument. The unamortized fair value adjustment of the fixed rate debt instruments on the Operating Partnership’s properties was a net discount of $1.2 million at June 30, 2010 and December 31, 2009.

Fixed Rate Debt
Mortgage notes payable. Fixed rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from February 2011 through June 2016 and carry interest rates ranging from 5.03% to 5.94%.
Tax-exempt secured notes payable. Fixed rate mortgage notes payable that secure tax-exempt housing bond issues mature in March 2031 and carry an interest rate of 5.30%. Interest on these notes is payable in semi-annual installments.
Secured credit facilities. At June 30, 2010, the General Partner had borrowings against its fixed rate facilities of $948.6 million of which $587.4 million was allocated to the Operating Partnership based on the ownership of the assets securing the debt. As of June 30, 2010, the fixed rate Fannie Mae credit facilities allocated to the Operating Partnership had a weighted average fixed rate of interest of 5.30%.
Variable Rate Debt
Mortgage notes payable. Variable rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from July 2013 through April 2016. Interest on the variable rate mortgage notes is based on LIBOR plus some basis points, which translated into interest rates ranging from 1.17% to 3.98% at June 30, 2010.
Tax-exempt secured note payable. The variable rate mortgage note payable that secures tax-exempt housing bond issues matures in March 2030. Interest on this note is payable in monthly installments. The mortgage note payable has an interest rate of 1.38% as of June 30, 2010.
Secured credit facilities. At June 30, 2010, the General Partner had borrowings against its variable rate facilities of $260.5 million of which $174.4 million was allocated to the Operating Partnership based on the ownership of the assets securing the debt. As of June 30, 2010, the variable rate borrowings under the Fannie Mae credit facilities allocated to the Operating Partnership had a weighted average floating rate of interest of 2.01%.
The aggregate maturities of the Operating Partnership’s secured debt due during each of the next five calendar years and thereafter are as follows (dollars in thousands):

	Fixed			Variable
	Mortgage	Tax-Exempt	Credit	Mortgage	Tax Exempt	Credit
	Notes	Notes Payable	Facilities	Notes	Notes Payable	Facilities	Total

2010	$1,368	$—	$—	$—	$—	$—	$1,368
2011	47,081	—	36,243	404	—	28,641	112,369
2012	49,635	—	126,849	605	—	59,529	236,618
2013	61,318	—	25,723	38,024	—	—	125,065
2014	—	—	—	610	—	—	610
Thereafter	70,170	13,325	398,588	60,947	27,000	86,184	656,214

Total	$229,572	$13,325	$587,403	$100,590	$27,000	$174,354	$1,132,244

Guarantor on Unsecured Debt
The Operating Partnership is a guarantor on the General Partner’s unsecured credit facility, with an aggregate borrowing capacity of $600 million, and a $100 million term loan. At June 30, 2010 and December 31, 2009, the balance under the unsecured credit facility was $133.9 million and $189.3 million, respectively.

6. RELATED PARTY TRANSACTIONS
Receivable due from the General Partner
The Operating Partnership participates in the General Partner’s central cash management program, wherein all the Operating Partnership’s cash receipts are remitted to the General Partner and all cash disbursements are funded by the General Partner. In addition, other miscellaneous costs such as administrative expenses are incurred by the General Partner on behalf of the Operating Partnership. As a result of these various transactions between the Operating Partnership and the General Partner, the Operating Partnership had a net receivable balance of $576.1 million and $588.2 million at June 30, 2010 and December 31, 2009, respectively, which is reflected as a reduction in capital on the Consolidated Balance Sheets.
Allocation of General and Administrative Expenses
The General Partner performs various general and administrative and other overhead services for the Operating Partnership including legal assistance, acquisitions analysis, marketing and advertising, and allocates these expenses to the Operating Partnership first on the basis of direct usage when identifiable, with the remainder allocated based on its pro-rata portion of UDR’s total apartment homes. During the three and six months ended June 30, 2010 and 2009, the general and administrative expenses allocated to the Operating Partnership by UDR were $7.6 million and $15.1 million and $6.0 million and $12.4 million, respectively, and are included in “General and Administrative” expenses on the consolidated statements of operations. In the opinion of management, this method of allocation reflects the level of services received by the Operating Partnership from the General Partner.
Guaranty by the General Partner
The General Partner provided a “bottom dollar” guaranty to certain limited partners as part of their original contribution to the Operating Partnership. The guaranty protects the tax basis of the underlying contribution and is reflected on the OP unitholder’s Schedule K-1 tax form. The guaranty was made in the form of a loan from the General Partner to the Operating Partnership at an annual interest rate of 0.593% and 5.83% at June 30, 2010 and December 31, 2009. Interest payments are made monthly and the note is due December 31, 2010. At June 30, 2010 and December 31, 2009, the note payable due to the General Partner was $71.5 million.
7. FAIR VALUE OF DERIVATIVES AND FINANCIAL INSTRUMENTS
Fair value is based on the price that would be received to sell an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level valuation hierarchy prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:
•	Level 1 — Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.
•	Level 2 — Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The estimated fair values of the Operating Partnership’s financial instruments either recorded or disclosed on a recurring basis as of June 30, 2010 and December 31, 2009 are summarized as follows (dollars in thousands):

		Fair Value at June 30, 2010 Using
		Quoted Prices in
		Active Markets for	Significant Other	Significant
		Identical Assets or	Observable	Unobservable
		Liabilities	Inputs	Inputs
	June 30, 2010	(Level 1)	(Level 2)	(Level 3)

Description:

Derivatives- Interest rate contracts (b)	$401	$—	$401	$—

Total assets	$401	$—	$401	$—

Derivatives- Interest rate contracts (b)	$5,662	$—	$5,662	$—
Contingent purchase consideration (c)	6,037	—	—	6,037
Secured debt instruments- fixed rate: (a)
Mortgage notes payable	244,742	—	—	244,742
Tax-exempt secured notes payable	15,444	—	—	15,444
Fannie Mae credit facilities	609,562	—	—	609,562
Secured debt instruments- variable rate: (a)
Mortgage notes payable	100,590	—	—	100,590
Tax-exempt secured notes payable	27,000	—	—	27,000
Fannie Mae credit facilities	174,354	—	—	174,354

Total liabilities	$1,183,391	$—	$5,662	$1,177,729

		Fair Value at December 31, 2009 Using
		Quoted Prices in
		Active Markets for	Significant Other	Significant
		Identical Assets or	Observable	Unobservable
		Liabilities	Inputs	Inputs
	December 31, 2009	(Level 1)	(Level 2)	(Level 3)

Description:

Derivatives- Interest rate contracts (b)	1,992	—	1,992	—

Total assets	$1,992	$—	$1,992	$—

Derivatives- Interest rate contracts (b)	$3,832	$—	$3,832	$—
Secured debt instruments- fixed rate: (a)
Mortgage notes payable	239,814	—	—	239,814
Tax-exempt secured notes payable	13,540	—	—	13,540
Fannie Mae credit facilities	592,783	—	—	592,783
Secured debt instruments- variable rate: (a)
Mortgage notes payable	100,590	—	—	100,590
Tax-exempt secured notes payable	27,000	—	—	27,000
Fannie Mae credit facilities	163,028	—	—	163,028

Total liabilities	$1,140,587	$—	$3,832	$1,136,755

(a)	See Note 5, Debt

(b)	See Note 8, Derivatives and Hedging Activity

(c)	As of June 30, 2010, the Operating Partnership accrued a liability of $6.0 million related to a contingent purchase consideration on one of its properties. The contingent consideration was determined based on the fair market value of the related asset which is estimated using Level 3 inputs utilized in a third party appraisal.

Financial Instruments Carried at Fair Value
The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair values of interest rate options are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.
The Operating Partnership incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Operating Partnership has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
Although the Operating Partnership has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of June 30, 2010 and December 31, 2009, the Operating Partnership has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Operating Partnership has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.
Financial Instruments Not Carried at Fair Value
At June 30, 2010, the fair values of cash and cash equivalents, restricted cash, accounts receivable, prepaids, real estate taxes payable, accrued interest payable, security deposits and prepaid rent, distributions payable and accounts payable approximated their carrying values because of the short term nature of these instruments. The estimated fair values of other financial instruments were determined by the Operating Partnership using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Operating Partnership would realize on the disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.
The General Partner estimates the fair value of our debt instruments by discounting the remaining cash flows of the debt instrument at a discount rate equal to the replacement market credit spread plus the corresponding treasury yields. Factors considered in determining a replacement market credit spread include general market conditions, borrower specific credit spreads, time remaining to maturity, loan-to-value ratios and collateral quality (Level 3).
The Operating Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by the future operation and disposition of those assets are less than the net book value of those assets. Cash flow estimates are based upon historical results adjusted to reflect management’s best estimate of future market and operating conditions and our estimated holding periods. The net book value of impaired assets is reduced to fair value. The General Partner’s estimates of fair value represent management’s estimates based upon Level 3 inputs such as industry trends and reference to market rates and transactions.

8. DERIVATIVES AND HEDGING ACTIVITY
Risk Management Objective of Using Derivatives
The Operating Partnership is exposed to certain risk arising from both its business operations and economic conditions. The General Partner principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The General Partner manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and through the use of derivative financial instruments. Specifically, the General Partner enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The General Partner’s and the Operating Partnership’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the General Partner’s known or expected cash receipts and its known or expected cash payments principally related to the General Partner’s investments and borrowings.
Cash Flow Hedges of Interest Rate Risk
The General Partner’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the General Partner primarily uses interest rate swaps and caps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the General Partner making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up front premium.
A portion of the General Partner’s interest rate derivatives have been allocated to the Operating Partnership based on the General Partner’s underlying debt instruments allocated to the Operating Partnership. (See Note 5, Debt.)
The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in “Accumulated Other Comprehensive Income/(Loss)” and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the three and six months ended June 30, 2010 and 2009, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the three and six months ended June 30, 2010 and 2009, the Operating Partnership recorded less than $1,000 of ineffectiveness in earnings attributable to reset date and index mismatches between the derivative and the hedged item.
Amounts reported in “Accumulated Other Comprehensive Income/(Loss)” related to derivatives will be reclassified to interest expense as interest payments are made on the General Partner’s variable-rate debt that is allocated to the Operating Partnership. Through June 30, 2011, we estimate that an additional $3.1 million will be reclassified as an increase to interest expense.
As of June 30, 2010, the Operating Partnership had the following outstanding interest rate derivatives designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

	Number of
Interest Rate Derivative	Instruments	Notional
Interest rate swaps	6	$267,790

Interest rate caps	2	109,275
Derivatives not designated as hedges are not speculative and are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements of FASB ASC 815, Derivatives and Hedging (formerly SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”). Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings and resulted in losses of $182,000 and $675,000 and gains of $643,000 and $601,000 for the three and six months ended June 30, 2010 and 2009, respectively. As of June 30, 2010, we had the following outstanding derivatives that were not designated as hedges in qualifying hedging relationships (dollar amounts in thousands):

	Number of
Product	Instruments	Notional
Interest rate caps	4	$218,815

Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet
The table below presents the fair value of the Operating Partnership’s derivative financial instruments as well as their classification on the Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009.

	Asset Derivatives			Liability Derivatives
		Fair Value at:			Fair Value at:
	Balance	June 30,	December 31,	Balance	June 30,	December 31,
	Sheet Location	2010	2009	Sheet Location	2010	2009
Derivatives designated as hedging instruments:
Interest Rate Products	Other Assets	$229	$1,046	Other Liabilities	$5,662	$3,832

Total derivatives designated as hedging instruments		$229	$1,046		$5,662	$3,832

Derivatives not designated as hedging instruments:
Interest Rate Products	Other Assets	$172	$946	Other Liabilities	$—	$—

Total derivatives not designated as hedging instruments		$172	$946		$—	$—

Tabular Disclosure of the Effect of Derivative Instruments on the Consolidated Statements of Operations
The tables below present the effect of the derivative financial instruments on the Consolidated Statements of Operations for the three and six months ended June 30, 2010 and 2009 (dollar amounts in thousands):

			Location of Loss
			Reclassified from	Amount of Gain or (Loss) Reclassified
	Amount of Gain or (Loss) Recognized in		Accumulated OCI into	from Accumulated OCI into Income
Derivatives in Cash Flow Hedging	OCI on Derivative (Effective Portion)		Income (Effective	(Effective Portion)
Relationships	2010	2009	Portion)	2010	2009

For the three months ended June 30,

Interest Rate Products	$(1,203)	$(1,134)	Interest expense	$(2,737)	$(2,558)

Total	$(1,203)	$(1,134)		$(2,737)	$(2,558)

For the six months ended June 30,

Interest Rate Products	$(1,850)	$(1,931)	Interest expense	$(4,749)	$(6,042)

Total	$(1,850)	$(1,931)		$(4,749)	$(6,042)

	Location of Gain or (Loss)	Amount of Gain or (Loss) Recognized
Derivatives Not Designated as Hedging	Recognized in Income on	in Income on Derivative
Instruments	Derivative	2010	2009

For the three months ended June 30,

Interest Rate Products	Other income / (expense)	$(182)	$643

Total		$(182)	$643

For the six months ended June 30,

Interest Rate Products	Other income / (expense)	$(675)	$601

Total		$(675)	$601

Credit-risk-related Contingent Features
The General Partner has agreements with some of its derivative counterparties that contain a provision where (1) if the General Partner defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the General Partner could also be declared in default on its derivative obligations; or (2) the General Partner could be declared in default on its derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the General Partner’s default on the indebtedness.
Certain of the General Partner ‘s agreements with its derivative counterparties contain provisions where if there is a change in the General Partner’s financial condition that materially changes the General Partner ‘s creditworthiness in an adverse manner, the General Partner may be required to fully collateralize its obligations under the derivative instrument.
The General Partner also has an agreement with a derivative counterparty that incorporates the loan and financial covenant provisions of the General Partner’s indebtedness with a lender affiliate of the derivative counterparty. Failure to comply with these covenant provisions would result in the General Partner being in default on any derivative instrument obligations covered by the agreement.
As of June 30, 2010, the fair value of derivatives in a net liability position that were allocated to the Operating Partnership, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $6.2 million. As of June 30, 2010, the General Partner has not posted any collateral related to these agreements. If the General Partner had breached any of these provisions at June 30, 2010, it would have been required to settle its obligations under the agreements at their termination value of $6.2 million.
9. CAPITAL STRUCTURE
General Partnership Units
The General Partner has complete discretion to manage and control the operations and business of the Operating Partnership, which includes but is not limited to the acquisition and disposition of real property, construction of buildings and making capital improvements, and the borrowing of funds from outside lenders or UDR and its subsidiaries to finance such activities. The General Partner can authorize, issue, sell, redeem or purchase any OP unit or securities of the Operating Partnership without the approval of the limited partners. The General Partner can also approve, with regard to the issuances of OP units, the class or one or more series of classes, with designations, preferences, participating, optional or other special rights, powers and duties including rights, powers and duties senior to limited partnership interests without approval of any limited partners. There were 110,883 OP units of general partnership interest at June 30, 2010 and December 31, 2009, all of which were held by UDR.
Limited Partnership Units
At June 30, 2010 and December 31, 2009, there were 179,798,525 OP units outstanding, of which 1,751,671 were Class A Limited Partnership units. UDR owned 174,113,691 or 96.8% and 173,811,933 or 96.7% at June 30, 2010 and December 31, 2009, respectively. The remaining 5,684,834 or 3.2% and 5,986,592 or 3.3% OP units outstanding were held by non- affiliated partners at June 30, 2010 and December 31, 2009 of which 1,751,671, respectively, were Class A Limited Partnership units.

The limited partners have the right to require the Operating Partnership to redeem all or a portion of the OP units held by the limited partner at a redemption price equal to and in the form of the Cash Amount (as defined in the Operating Partnership Agreement), provided that such OP Units have been outstanding for at least one year. UDR, as general partner of the Operating Partnership may, in its sole discretion, purchase the OP Units by paying to the limited partner either the Cash Amount or the REIT Share Amount (generally one share of common stock of UDR for each OP Unit), as defined in the Operating Partnership Agreement.
The non-affiliated limited partners’ capital is adjusted to redemption value at the end of each reporting period with the corresponding offset against the UDR limited partner capital account based on the redemption rights note above. The aggregate value upon redemption of the then-outstanding OP units held by limited partners was $108.7 million and $98.4 million as of June 30, 2010 and December 31, 2009, respectively, based on the value of UDR’s common stock at each period end. Once an OP unit has been redeemed, the redeeming partner has no right to receive any distributions from the Operating Partnership on or after the date of redemption.
Class A Limited Partnership Units
Class A Partnership units have a cumulative annual, non-compounded preferred return, which is equal to 8% based on a value of $16.61 per Class A Limited Partnership unit.
Holders of the Class A Limited Partnership units exclusively possess certain voting rights. The Operating Partnership may not perform the following without approval of the holders of the Class A Partnership units: (i) increase the authorized or issued amount of Class A Partnership units, (ii) reclassify any other partnership interest into Class A Partnership units, (iii) create, authorize or issue any obligations or security convertible into or the right to purchase any Class Partnership units, without the approval of the holders of the Class A Partnership units, (iv) enter into a merger or acquisition, or (v) amend or modify the Operating Partnership Agreement that affects the rights, preferences or privileges of the Class A Partnership units.
Allocation of profits and losses
Profit of the Operating Partnership is allocated in the following order: (i) to the General Partner and the Limited Partners in proportion to and up to the amount of cash distributions made during the year, and (ii) to the General Partner and Limited Partners in accordance with their percentage interests. Losses and depreciation and amortization expenses, non-recourse liabilities are allocated to the General Partner and Limited Partners in accordance with their percentage interests. Losses allocated to the Limited Partners are capped to the extent that such an allocation would not cause a deficit in the Limited Partners capital account. Such losses are, therefore, allocated to the General Partner. If any Partner’s capital balance were to fall into a deficit any income and gains are allocated to each Partner sufficient to eliminate its negative capital balance.
10. OTHER COMPREHENSIVE INCOME/(LOSS)
During the three and six months ended June 30, 2010 and 2009, comprehensive income/(loss) consisted of unrealized gain/(loss) from derivative financial instruments of ($1.5 million) and ($2.9 million) and $3.1 million and $2.5 million, respectively. Total comprehensive income/(loss) for the three and six months ended June 30, 2010 and 2009 was ($5.8 million) and ($11.5 million) and $5.9 million and $9.2 million, respectively.
11. COMMITMENTS AND CONTINGENCIES
Contingencies
Litigation and Legal Matters
The Operating Partnership is subject to various legal proceedings and claims arising in the ordinary course of business. The Operating Partnership cannot determine the ultimate liability with respect to such legal proceedings and claims at this time. The General Partner believes that such liability, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on the Operating Partnership’s financial condition, results of operations or cash flow.

12. REPORTABLE SEGMENTS
FASB ASC Topic 280, Segment Reporting (formerly SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”) (“Topic 280”), requires that segment disclosures present the measure(s) used by the chief operating decision maker to decide how to allocate resources and for purposes of assessing such segments’ performance. The Operating Partnership has the same chief operating decision maker as that of its parent, the General Partner. The chief operating decision maker consists of several members of UDR’s executive management team who use several generally accepted industry financial measures to assess the performance of the business for our reportable operating segments.
The Operating Partnership owns and operates multifamily apartment communities throughout the United States that generate rental and other property related income through the leasing of apartment homes to a diverse base of tenants. The primary financial measures of the Operating Partnership’s apartment communities are rental income and net operating income (“NOI”), and are included in the chief operating decision maker’s assessment of UDR’s performance on a consolidated basis. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. NOI is defined as total revenues less direct property operating expenses. The chief operating decision maker utilizes NOI as the key measure of segment profit or loss.
The Operating Partnership’s two reportable segments are same communities and non-mature/other communities:
•	Same store communities represent those communities acquired, developed, and stabilized prior to April 1, 2009, and held as of June 30, 2010. A comparison of operating results from the prior year is meaningful as these communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year. A community is considered to have stabilized occupancy once it achieves 90% occupancy for at least three consecutive months.
•	Non-mature/other communities represent those communities that were acquired or developed in 2008, 2009 or 2010, sold properties, redevelopment properties, properties classified as real estate held for disposition, condominium conversion properties, joint venture properties, properties managed by third parties, and the non-apartment components of mixed use properties.
Management evaluates the performance of each of our apartment communities on a same community and non-mature/other basis, as well as individually and geographically. This is consistent with the aggregation criteria of Topic 280 as each of our apartment communities generally has similar economic characteristics, facilities, services, and tenants. Therefore, the Operating Partnership’s reportable segments have been aggregated by geography in a manner identical to that which is provided to the chief operating decision maker.
All revenues are from external customers and no single tenant or related group of tenants contributed 10% or more of the Operating Partnership’s total revenues during the three and six months ended June 30, 2010 and 2009.

The accounting policies applicable to the operating segments described above are the same as those described in Note 1, “Summary of Significant Accounting Policies.” The following table details rental income and NOI for the Operating Partnership’s reportable segments for the three and six months ended June 30, 2010 and 2009, and reconciles NOI to income from continuing and discontinued operations per the consolidated statement of operations (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Reportable apartment home segment rental income
Same Store Communities
Western Region	$49,839	$52,119	$99,259	$104,367
Mid-Atlantic Region	14,863	14,556	29,459	29,121
Southeastern Region	10,209	10,317	20,379	20,766
Southwestern Region	6,591	6,702	13,165	13,536
Non-Mature communities/Other	5,593	5,705	11,033	11,470

Total segment and consolidated rental income	$87,095	$89,399	$173,295	$179,260

Reportable apartment home segment NOI
Same Store Communities
Western Region	$34,548	$37,097	$68,478	$74,150
Mid-Atlantic Region	10,158	10,305	19,984	20,042
Southeastern Region	6,415	6,516	12,828	13,184
Southwestern Region	4,081	4,059	8,188	8,298
Non-Mature communities/Other	4,035	3,979	7,276	7,724

Total segment and consolidated NOI	59,237	61,956	116,754	123,398

Reconciling items:
Non-property income	84	1,999	1,556	5,656
Property management	(2,395)	(2,458)	(4,766)	(4,930)
Other operating expenses	(1,243)	(1,225)	(2,468)	(2,457)
Depreciation and amortization	(41,693)	(41,437)	(83,123)	(83,290)
Interest	(12,966)	(13,560)	(26,041)	(25,113)
General and administrative	(5,283)	(3,724)	(10,655)	(7,811)
Other depreciation and amortization	—	(91)	—	(181)
Net gain on the sale of real estate	37	1,367	97	1,416
Non-controlling interests	(18)	—	(35)	—

Net (loss)/income attributable to OP unit holders	$(4,240)	$2,827	$(8,681)	$6,688

The following table details the assets of the Operating Partnership’s reportable segments as of June 30, 2010 and December 31, 2009 (dollars in thousands):

	June 30,	December 31,
	2010	2009

Reportable apartment home segment assets
Same Store Communities
Western Region	$2,132,392	$2,124,693
Mid-Atlantic Region	677,772	675,223
Southeastern Region	352,290	350,084
Southwestern Region	253,383	251,778
Non-Mature communities/Other	259,218	239,110

Total segment assets	3,675,055	3,640,888
Accumulated depreciation	(800,852)	(717,892)

Total segment assets — net book value	2,874,203	2,922,996

Reconciling items:
Cash and cash equivalents	358	442
Restricted cash	7,298	6,865
Deferred financing costs, net	8,083	8,727
Other assets	18,649	22,037

Total consolidated assets	$2,908,591	$2,961,067

Capital expenditures related to the Operating Partnership’s same communities totaled $8.1 million and $13.1 million and $8.8 million and $16.7 million for the three and six months ended June 30, 2010 and 2009, respectively. Capital expenditures related to the Operating Partnership’s non-mature/other communities totaled $105,000 and $212,000 and $417,000 and $790,000 for the three and six months ended June 30, 2010 and 2009, respectively.
Markets included in the above geographic segments are as follows:
i.	Western — Orange County, San Francisco, Monterey Peninsula, Los Angeles, Seattle, Sacramento, Inland Empire, Portland, and San Diego

ii.	Mid-Atlantic — Metropolitan DC and Baltimore

iii.	Southeastern — Nashville, Tampa, Jacksonville, and Other Florida

iv.	Southwestern — Dallas and Phoenix
13. SUBSEQUENT EVENT
On September 30, 2010, the Operating Partnership guaranteed certain outstanding securities of the General Partner (“the “Guarantees”). The Guarantees provide that the Operating Partnership, as primary obligor and not merely as surety, irrevocably and unconditionally guarantees to each holder of the applicable securities and to the trustee and their successors and assigns under the respective indenture (a) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the General Partner under the respective indenture whether for principal of or interest on the securities, (and premium if any) and all other monetary obligations of UDR under the respective indenture and the terms of the applicable securities and (b) the full and punctual performance within the applicable grace periods of all other obligations of the General Partner under the respective indenture and the terms of the applicable securities.